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                                                                     EXHIBIT 2.1




                            SHARE PURCHASE AGREEMENT

                                      among

                                  PLEXUS CORP.
                              LYCIDAS (323) LIMITED

                                       and

                              M. JARMAN AND OTHERS

                                       re

                            KELTEK (HOLDINGS) LIMITED













                                McCLURE NAISMITH
                             292 St. Vincent Street
                                 GLASGOW G2 5TQ
                               Tel: 0141 204 2700
                               Fax: 0141 248 3998
                                   GWF: 7851.1

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                                       SHARE PURCHASE AGREEMENT

                                                 among

                           LYCIDAS (323) LIMITED, a Company incorporated under the Companies Acts under registered number 207527 and having its registered office at 292 St Vincent Street, Glasgow, G2 5TQ (hereinafter referred to as "the Purchaser") OF THE FIRST PART

                           PLEXUS CORP., a corporation incorporated in the state of Wisconsin having its registered office at PO Box 156, 55 Jewelers Park Drive, Neenah, Wisconsin, 54957-0156, United States of America (hereinafter referred to as "the Guarantor") OF THE SECOND PART

                                                  and

                           The persons whose names and addresses are set out in
                           Part 1 of the Schedule hereto (hereinafter referred to as "the Vendors") OF THE THIRD PART

WHEREAS

(A) Keltek (Holdings) Limited (hereinafter called "the Company") is incorporated in Scotland under the Companies Acts under registration number 146948 with its Registered Office at Pinnacle Hill, Kelso, Roxburghshire, TD5 8DW; fuller particulars of the Company are set out in the Schedule Part 1A hereof;

(B) the Vendors are the registered holders and beneficial owners of the Shares in the proportions specified in Column 2 of Part 1 of the Schedule hereto;

(C) the Purchaser wishes in reliance on the warranties, undertakings and representations narrated in the following Agreement to acquire the Shares from the Vendors and the Vendors wish to sell the same to the Purchaser upon and subject to the terms and conditions set out below.

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:-

1        DEFINITIONS

         1.1 In this Agreement and the Schedule hereto, unless the context otherwise requires:


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                  "the "A" Ordinary Shares" means the "A" Ordinary Shares of pound sterling 1 each in the capital of the Company;

                  "the Accounts" means the audited consolidated Balance Sheet of the Company and the Subsidiaries as at the Accounts Date and the audited consolidated Profit and Loss Account of the Company and the Subsidiaries for the twelve month period ending on the Accounts Date;

                  "the Accounts Date" means 31 March 2000;

                  "the Accrued Dividend" means the dividend accrued up to Completion on the Preference Shares and the fixed dividend on the "A" Ordinary Shares payable to the Institutional Vendors;

                  "the Agreement for Lease" means the agreement entered into between the Company and The Scottish Borders Council dated 9 February 2000 and 30 March 2000 relative to the site at Pinnacle Hill Industrial Estate extending to 2.637 hectares or thereby and shown edged red on the plan annexed and executed as relative thereto;

                  "the Auditors" means the auditors to the Company and the Subsidiaries, Pricewaterhouse Coopers, Leeds;

                  "the Act" means the Companies Act 1985 as amended by the Companies Act 1989;

                  "in the agreed form/terms" means with reference to any document its form and/or terms having been agreed and initialled between the Purchaser's Solicitors and the Vendors' Solicitors at or prior to Completion;

                  "a business day(s)" means any day upon which the Clearing Banks in Scotland are open for business;

                  "the Bonus Agreement" means the agreement in the agreed form between the Company, the Warrantors, the Purchaser and the Guarantor relating to the payment of certain bonuses by the Company;

                  "the Certificate of Title" means the certificate of title in the agreed form by McGrigor Donald in respect of the title to the New Kelso Property;

                  "Completion" means the completion of the sale and the purchase of the Shares as specified in Clause 5 hereof;

                  "the Completion Date" means 14 July 2000;


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                  "Computer Systems" means any and all computer hardware,
                  including but not limited to peripherals, storage, media and communication links, owned and/or used by the Company;

                  "Computer Software" means any and all computer software and/or computer programs, including but not limited to source code, object code and databases, owned and/or used by the Company;

                  "the Consideration" means the amount payable for the Shares to be paid or satisfied by the Purchaser in the manner specified at Clause 5.2;

                  "the Consultancy Agreement" means the agreement dated 1 December 1993 (as subsequently amended) between the Company and Andrew Macfarlane;

                  "the Disclosure Letter" means the letter in the agreed form from or on behalf of the Warrantors to the Purchaser's Solicitors intimating certain disclosures against the Warranties;

                  "the Employees" means the Employees of the Group at Completion, full details of whom are annexed to the Disclosure Letter;

                  "Environmental Laws" means all or any relevant statutes, rules, regulations, statutory instruments, directives, by-laws, legally binding codes of practice, orders, notices, demands, statute law or common law, statutory or common law duty of care, in force at Completion of any governmental authority or agency or any regulatory or other body of competent jurisdiction including without limitation the Sewerage (Scotland) Act 1968, the Alkali Etc. Works Regulation Act 1906, the Clean Air Acts 1956 and 1968, the Control of Pollution Act 1974 and the Environmental Protection Act 1990 and the Environment Act 1995;

                  "the Fundshare Scheme" means the bonus scheme as more fully described in the Memorandum dated 11 October 1998 issued by the Company, a copy of which and any amendment to which, is attached to the Disclosure Letter;

                  "Group" means the group of companies of which the Company is a member immediately prior to Completion; and "Group Company" shall be construed accordingly;

                  "Institutional Vendors" means 3i Group plc, CNW Nominees Ltd, and Nat West Ventures Investments Ltd, as more fully designed in the Schedule Part 1;

                  "Intellectual Property" means all know-how, patents, trade marks, service marks, registered designs, applications for any of the foregoing, trade or business names, unregistered design rights or copyright, rights in the nature of copyright or any other


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                  industrial, commercial or intellectual property rights;

                  "Interest" means that (with the exception of interest payable pursuant to Clause 4.2 hereof) where interest is to be paid in terms of this Agreement it shall be paid at four per centum per annum above the base rate charged from time to time for unsecured borrowing by Bank of Scotland, except where otherwise expressly provided;

                  "the Leased Properties" means each of (a) Unit 6, Pinnacle Hill Industrial Estate, Kelso, (b) 5 Abbotsford Court, Kelso and (c) the New Kelso Property;

                  "the Heritable Property" means the factory premises at Pinnacle Hill Industrial Estate, Kelso currently heritably vested in the Company;

                  "Knowhow" means all data and information of any Group Company, whether confidential or not including but not limited to inventions, discoveries, improvements, processes, formulae, techniques, designs, specifications, drawings, component lists, manuals, instructions, whether in written or unwritten form or electronic or other media;

                  "the Loan Note Guarantee" means the guarantee in the agreed form (or in such other form as the Warrantors and the Purchaser may approve in writing) by the Loan Note Guarantor in respect of the Loan Notes;

                  "the Loan Note Guarantor" means such bank as is referred to in Clause 5.4;

                  "the Loan Note Instrument" means the instrument constituting pound sterling 4,704,773 in Loan Notes of the Company, in the agreed form;

                  "the Loan Notes" means pound sterling 4,704,773 Loan Notes in partial satisfaction of the Consideration to be issued subject to the terms of the Loan Note Instrument;

                  "the Maldon Property" means the freehold property at Maldon, Essex more fully described in the Schedule Part 2;

                  "the Management Accounts" means the management accounts of the Group for the period from 1 April 2000 to 26 May 2000 inclusive;

                  "the New Kelso Property" means the factory premises at Pinnacle Hill Industrial Estate, Kelso currently being constructed and thereafter to be leased to the Company pursuant to the Agreement for Lease;

                  "the Ordinary Shares" means the Ordinary Shares of pound sterling 1 each in the capital of the Company;


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                  "Pension Scheme" means the Keltek Electronics Group Personal
                  Pension Plan;

                  "the Planning Acts" means (in relation to the Scottish Properties) the Town and Country Planning (Scotland) Act 1997, the Planning (Hazardous Substances) (Scotland) Act 1997, the Planning (Listed Buildings and Conservation Areas) (Scotland) Act 1997, and the Planning (Consequential Provisions) (Scotland) Act 1997 and in respect of the Maldon Property, the planning acts as defined in s336 of the Town and Country Planning Act 1990;

                  "the Preference Bonus Scheme" means the bonus arrangements more fully described in the letter(s) dated on or about 21 August 1995 from the Company an example of which is annexed to the Disclosure Letter;

                  "the Preference Shares" means the A Preference Shares of pound sterling 1 each of the Company and the B Preference Shares of 1 pence each of the Company;

                  "the Properties" means each of the Leased Properties, the Heritable Property and the Maldon Property of which brief particulars are given in Part 2 of the Schedule hereto;

                  "the Purchaser's Solicitors" means Messrs McClure Naismith, 292 St. Vincent Street, Glasgow G2 5TQ;

                  "the Shares" means the Ordinary Shares, the A Ordinary Shares and the Preference Shares;

                  "the Shareholders Agreement" means the agreement amongst the Vendors and the Company dated 1 December 1993, as same may have been varied from time to time;

                  "the Scottish Properties" means the Leased Properties and the Heritable Property;

                  "Subsidiaries" means the Subsidiaries of the Company particulars of which are set out in Part 1A of the Schedule hereto;

                  "the Supplemental Disclosure Letter" means the letter in the agreed form dated as of the Completion Date (but with reference only to issues which have arisen between the date of this Agreement and Completion) from or on behalf of the Warrantors to the Purchaser's Solicitors intimating certain disclosures against the Warranties;

                  "tax" and "taxation" means, income tax, corporation tax, capital gains tax, value added tax, national insurance contributions, customs, excise and other import duties, stamp duty, stamp duty reserve tax, inheritance tax, uniform business rates, insurance premium tax, landfill tax and all and any other taxes howsoever designed and including all interest, penalties, charges and fines relative thereto whether such tax is imposed by central or local government and in any relevant jurisdiction;


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                  "the Taxes Act" or "ICTA 1988" means the Income and
                  Corporation Taxes Act 1988 and any amendment or re-enactment or replacement thereof and references to provisions contained in the Taxes Act include references to provisions contained in earlier enactments including, without prejudice to the foregoing generality the Income and Corporation Taxes Act 1970 ("ICTA 1970"), as amended or re-enacted by the Taxes Act and amendments or re-enactments or replacements of such provisions of the Taxes Act;

                  "the Tax Undertaking" means the tax undertaking in the terms set out in Part 4 of the Schedule hereto;

                  "TCGA" means the Taxation of Chargeable Gains Act 1992;

                  "the Vendors' Solicitors" means Addleshaw Booth & Co, Leeds;

                  "the Warranties" means the Warranties, representations and undertakings contained in Clause 6 hereof and in Part 3 of the Schedule hereto;

                  "the Warrantors" means each of A P Allen, M Jarman, T Q Ford and A Macfarlane, all as more fully designed in the Schedule
                  Part 1;

         1.2 Except where otherwise expressly stated references in this Agreement to statutory provisions shall be construed as references to those provisions as modified or re-enacted from time to time whether before or after the date of this Agreement, and to any subordinate legislation made under such provision and shall include references to any repealed statutory provision which has been so re-enacted.

         1.3 Where the context so admits or requires words used herein importing the singular shall be deemed to include the plural and vice versa; the masculine gender shall be deemed to include the feminine gender and vice versa; and a person shall be deemed to include a company, partnership or any form of incorporation.

         1.4 References in this Agreement to any information, fact or matter having been "disclosed" shall be deemed to refer, and to refer only, to information, facts or matters fairly and accurately set out in the Disclosure Letter or the Supplemental Disclosure Letter with sufficient particularity to enable the Purchaser to assess the impact on the Company of the matter disclosed.

         1.5 Words and phrases defined in the Act shall have the same meanings in this Agreement unless they are otherwise defined in this Agreement or unless the context or subject matter otherwise requires.

         1.6 Any reference to accounts of whatsoever nature shall include any notes, reports or



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                  documents annexed thereto.

         1.7 Clause headings are for convenience only and shall be ignored in construing the Agreement.

         1.8 Where in this Agreement reference is made to "the Company" such shall where the context permits be deemed to include references to the Company and all or any of the Subsidiaries.

2        SALE OF THE SHARES

         The Vendors shall sell as beneficial owners free from all liens, charges and encumbrances to the Purchaser and the Purchaser, relying on the representations, warranties, indemnities and undertakings herein contained, shall purchase the Shares from the Vendors with effect from the Completion Date to the intent that (except as herein provided or implied) all rights and advantages accruing thereto including any dividends or distributions hereafter declared or paid on the Shares shall belong to the Purchaser. For the avoidance of doubt, notwithstanding any provision of the current Articles of Association of the Company the Preference Shares shall not be redeemed prior to Completion. The Vendors hereby waive all pre-emption or other rights in connection with or in restriction of the transfer of the Shares to which they may under the Articles of Association of the Company or otherwise be entitled.

3        ALL SHARES TO BE SOLD

         Without prejudice to the obligations of the Purchaser under this Agreement the Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all of the Shares is completed simultaneously, and if such sale is not completed on the Completion Date then the Purchaser shall be entitled to rescind this Agreement without liability of any kind.

4        CONSIDERATION

         The Consideration for the purchase by the Purchaser of the Shares shall be pound sterling 17,162,643.10. Of the Consideration, pound sterling 12,457,870.10 shall be payable in cash at Completion in the manner specified in Clause 5.2 and pound sterling 4,704,773 will be satisfied by the issue at Completion, fully paid of Loan Notes in the amounts set against the names of the Warrantors in the Schedule Part 1. The allocation of the Consideration in cash and Loan Notes shall be as set out in the Schedule Part 1 and the Purchaser shall not otherwise have any concern as to the allocation of the Consideration amongst the Vendors. That part of the Consideration payable to the Institutional Vendors is inclusive of the amount of Accrued Dividends plus interest due to them as at the Completion Date.

5        COMPLETION

         5.1 At or prior to Completion (which shall take place at the offices of the Purchaser's



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                  Solicitors on the Completion Date) the Vendors shall:

                  5.1.1 procure the execution and delivery of transfers, with certificates in support, of the Shares in favour of the Purchaser or its nominee(s);

                           and the Vendors (other than the Institutional Vendors) shall:

                  5.1.2 procure subject to stamping of the Stock Transfers the registration (at a duly convened Board Meeting of the Company) of the Purchaser and/or its nominees as members of the Company and as holders of the Shares and shall procure the issue to them of the relative share certificates;

                  5.1.3 procure the delivery to the Purchaser of the Certificate of Incorporation, any Certificates of Incorporation on Change of Name and the Statutory Books of the Company, the titles to the Heritable Property and the Maldon Property (subject to the rights of any secured creditor), the original leases of the Leased Properties (other than the New Kelso Property), the original Agreement for Lease, all other Documentation relating thereto held by the Company or the Vendors' Solicitors and all authorisations obtained by the Company in connection with its business, and all other books, records and vouchers of the Company;

                  5.1.4    execute and deliver to the Purchaser the Tax
                           Undertaking;

                  5.1.5 procure the appointment of Tom Sabol, Joe Kaufman and John Nussbaum as Directors of the Company and if the Purchaser so requires, of the Subsidiaries;

                  5.1.6 procure the resignation of Andrew Macfarlane as a Director and a discharge in agreed terms of the Consultancy Agreement acknowledging that he has no claim against any company in the Group for breach of contract, compensation for loss of office, redundancy, unfair dismissal or otherwise (except as specified in such agreement), all such claims being waived therein and Michael Jarman, Tim Ford, Andrew Allan, J Reardon-Smith and M Merritt shall each enter into new Service Agreements with the Company in the agreed form by not later than 10 July 2000;

                  5.1.7 deliver to the Purchaser irrevocable powers of attorney in the agreed form executed by the Warrantors appointing the Purchaser to be their lawful attorney to receive notice of and attend and vote at all meetings of the members of the Company pending registration of the transfer of the Shares hereunder;

                  5.1.8 procure that all existing instructions to bankers shall be revoked and shall be



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                           replaced with alternative instructions in such form
                           as the Purchaser may require;

                  5.1.9 procure the delivery from McGrigor Donald of the Certificate of Title;

                  5.1.10 execute and deliver to the Purchaser or the Purchaser's Solicitors the Supplemental Disclosure Letter;

                  5.1.11 deliver copies of all bank, building society and other deposit accounts of the Company as at a date not earlier than two business days prior to the Completion Date together with statement(s) reconciling such balances to reflect payments made out of, or cheques written against, such accounts and payments made into such accounts or cheques received prior to close of business two business days before the Completion Date; and

                  5.1.12 execute and deliver to the Purchaser the Bonus Agreement and procure the execution and delivery of such Agreement by the Company.

         5.2 The Purchaser shall at Completion in exchange for the Vendors carrying out their obligations in terms of Clause 5.1 hereof:-

                  5.2.1 pay the sum of pound sterling 12,457,870.10 by electronic transfer of funds from the Purchaser's bankers to the Vendors' Solicitors, whose receipt whereof shall be a full and complete discharge in favour of the Purchaser;

                  5.2.2 execute the Loan Note Instrument and procure the execution and (subject to Clause 5.4) delivery by the Loan Note Guarantor of the Loan Note Guarantee;

                  5.2.3 issue to the Warrantors Loan Notes to the value set against their respective names in the Schedule Part 1; and

                  5.2.4    execute the Tax Undertaking.

         5.3 At Completion the Guarantor and the Purchaser shall execute and deliver to the Warrantors the Bonus Agreement.

         5.4 The Purchaser and/or the Guarantor shall use their best endeavours to procure the availability of the Loan Note Guarantee in the form of a bank guarantee from a UK bank (being a financial institution with a long term credit rating of not less than "A" as determined by Moody's Investor Services, Inc.) for the Loan Notes on the normal commercial terms available for such guarantees by close of business on 10 July 2000.



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6        WARRANTIES

         6.1      6.1.1    Each of the Institutional Vendors hereby severally
                           warrants to the Purchaser that such Institutional
                           Vendor is entitled and able to sell and transfer the full unencumbered legal and beneficial ownership in the number of Shares set opposite such Institutional
                           Vendor's name in column 2 of Part 1 of the Schedule to this Agreement on the terms set out in this Agreement.

                  6.1.2 Each of the Warrantors hereby severally warrants to the Purchaser that such Warrantor is entitled and able to sell and transfer the full unencumbered legal and beneficial ownership in the number of Shares set opposite his name in column 2 of Part 1 of the Schedule to this Agreement in terms set out in this Agreement.

         6.2 Subject to any matter provided for in this Agreement the Warrantors hereby jointly and severally warrant and undertake with and to the Purchaser (for itself and as trustee for its successors in title) that each of the Warranties is true and accurate in every respect. Should any of the Warranties be found to be untrue or incorrect, then, subject to the provisions of this Agreement and without restricting the rights of the Purchaser to claim damages on any other basis available to it at common law, the Warrantors will, on demand by the Purchaser pay to the Purchaser an amount equal to the amount by which the value of the Shares is less than it would have been if the Warranties had been true and correct, together with all reasonable costs and expenses incurred or sustained by the Purchaser or the Company (including without limitation solicitor's, attorney's and accountant's reasonable fees).

         6.3 Where any of the Warranties is expressed to be given or made to the best of the Warrantors' knowledge and belief or after having made all proper enquiry or so far as the Warrantors are aware, or is qualified in some other manner having substantially the same effect, such statement (save where otherwise expressly stated) shall be deemed to be qualified by the additional statement that the Warrantors have made all due and diligent enquiries of the following persons:-

                  6.3.1 each of the Vendors;

                  6.3.2 each of the Directors of each Group Company;

                  6.3.3 Charlie McIntee (IT Manager);

                  6.3.4 Dan Slater (Site Controller, Maldon);

                  6.3.5 Alistair Dick (Site Controller, Kelso);

                  6.3.6 Derek Gordon (Business Unit Manager, Kelso);



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                  6.3.7  Robert Shephard (Property Consultant);

                  6.3.8  PricewaterhouseCoopers, Leeds;

                  6.3.9 the Vendors' Solicitors, and (in respect only of the Leased Properties and the Heritable Property) McGrigor Donald, Edinburgh;

                  6.3.10 Ward Evans Financial Services (in respect only of
                         Pensions matters).

         6.4 The Warrantors shall be deemed to have repeated each of the Warranties as at the Completion Date, immediately prior to Completion.

         6.5 Liability under any of the Warranties shall not be confined to breaches discovered before Completion nor in any way be modified or discharged by Completion save as specifically stated in this Agreement.

         6.6 The Warrantors hereby agree to advise the Purchaser within a reasonable period of time in writing of any breach of or fact contrary to or inconsistent with the Warranties and above undertakings (taking account for these purposes of the de minimis contained in Clause 7.3.2) which comes to their notice before or after Completion. This Clause shall not itself give rise to any cause of action or remedy not otherwise provided for in Clause 6.2 or Clause 8 of this Agreement.

         6.7 The Warrantors agree with the Purchaser that they waive and will not enforce any right which they may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by any Group Company or any officer, employee or adviser of or to any Group Company for the purpose of assisting the Warrantors to give any of the Warranties or to prepare the Disclosure Letter.

         6.8 As a separate covenant and undertaking from any of the Warranties or any provision of the Tax Undertaking, the Warrantors hereby jointly and severally undertake to free, relieve and indemnify on demand the Purchaser and the Company

                  6.8.1 against any liability of any Group Company for payments which may be due to be and/or are properly made by any Group Company under the Fundshare Scheme or the Preference Bonus Scheme to the extent that the aggregate payments thereunder by the Company exceed pound sterling 1,764,856.90; and

                  6.8.2 against any liability of any Group Company for taxation of any kind (howsoever arising) as a result of any such payment of that excess, together with (where relevant) all penalties, interest, costs and legal fees incurred by any Group Company in connection with the foregoing to the extent that



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                           payments by any Group Company referred to in this
                           Clause 6.8.2, when aggregated with the payments referred to in Clause 6.8.1 exceed pound sterling 1,764,856.90. None of the provisions of Clause 7 of this Agreement shall apply to this indemnity nor shall liability hereunder be qualified by the terms of the Disclosure Letter.

         6.9 The provisions of Clause 4 of the Tax Undertaking shall apply mutatis mutandis in respect of a Tax Claim (as defined therein) to a liability under Clause 6.8.2 but the provisions of Clause 2 of the Tax Undertaking shall not apply in respect of such a liability nor shall the Warrantors be liable for breach of any Warranty to the extent that the Purchaser or the Company is entitled to make recovery under Clause 6.8 in respect of the subject matter of the breach.

7        WARRANTY LIMITATIONS

         Save in the case of fraud

         7.1 The Warrantors shall be under no liability howsoever arising in respect of any claim for any breach or non-fulfilment of any of the Warranties or for any claim under the Tax Undertaking (together in this Clause "a Claim") unless and to the extent that the Purchaser, acting bona fide, has served on each of the Warrantors a written notice thereof not later than two years after Completion in the case of a Claim under the Warranties and 7 years after Completion in the case of a Claim under the Tax Undertaking giving details of the Claim including the Purchaser's reasonable estimate of the amount of any liability of the Warrantors in respect thereof based on the information then available to the Purchaser. Any such claim shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn 12 months after service of such written notice (and the Warrantors shall have no further liability in respect of it), unless proceedings in respect of it have commenced by being warranted or signetted by a relevant Scottish Court.

         7.2 The Warrantors shall have no liability under the Warranties in respect of matters fairly and accurately disclosed in the Disclosure Letter or the Supplemental Disclosure Letter.

         7.3      In relation to any Claim:-

                  7.3.1 the liability of each Warrantor in respect of all or any Claims shall not exceed the Consideration paid to such Warrantor in cash and/or Loan Notes.

                  7.3.2 the Warrantors shall have no liability unless the aggregate amount of all claims under the Warranties available to the Purchaser exceeds pound sterling 100,000 but in which event the Purchaser shall be entitled to recover the whole amount of such claim.


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         7.4      If any Claim is based upon a liability of the Company or the
                  Purchaser which is contingent only, the Warrantors shall not be liable hereunder to make any payment to the Purchaser or to the Company unless and until such contingent liability becomes an actual liability.

         7.5 The Purchaser will take all reasonable steps to avoid or mitigate any loss or liability which might give rise to a Claim.

         7.6 Where any claim is made by a third party against the Company or the Purchaser and in relation to which it appears that the Warrantors are or may be liable hereunder, the Purchaser shall give notice thereof to the Warrantors and the Purchaser shall (provided that the Warrantors shall indemnify and, if the Purchaser acting reasonably so requires, secure the Purchaser against liability for costs associated therewith) take such action and procure that the Company shall take such action and provide such assistance as the Warrantors (acting reasonably) may require including instructing such professional advisers as the Warrantors may nominate to avoid, dispute, resist, appeal against, compromise or defend the claim and any adjudication in respect thereof provided that the Warrantors shall have the conduct of any proceedings in respect of any such claim or any such adjudication.

         7.7      7.7.1    Where the Purchaser is or becomes entitled (whether
                           under any insurance or by way of payment, discount, credit, set off, counterclaim or otherwise) to recover from any third party (including any Taxation
                           Authority) any sum in respect of Taxation or any other loss, damage or liability which is or may be the subject of a Claim, the Purchaser shall, if so required by the Warrantors and subject to Clause
                           7.7.2 take all such steps or proceedings as the Warrantors may reasonably require to enforce such recovery.

                  7.7.2 All such steps or proceedings shall be taken at the Warrantors' cost and expense and the Purchaser shall not be under any obligation to take them or procure them to be taken unless the Warrantors shall have provided indemnities and security to the reasonable satisfaction of the Purchaser in respect of all costs and expenses likely to be thereby incurred.

                  7.7.3 The Purchaser shall procure that the Warrantors are provided (at the expense of the Warrantors) with all such information and reports concerning any such steps or proceedings taken by the Purchaser as the Warrantors may from time to time reasonably request.

                  7.7.4 If any such sum as is referred to in Clause 7.7.1 shall be recovered by the Purchaser from the third party, any Claim by the Purchaser in respect of any Taxation or other loss, damage or liability to which the sum relates shall be limited (without prejudice to any other limitations on the liability of the Warrantors referred to in this Clause 7) to the amount (if any) by which the amount of such Taxation or other loss, damage or liability is exceeds the aggregate of:-

                 7.7.4.1 the sum recovered less all costs, charges and expenses properly incurred by the Purchaser in recovering that sum from the third party; and

                 7.7.4.2   any sum or sums previously paid by the
                           Warrantors to the Purchaser in respect of such Taxation or other loss, damage or liability.

                  7.7.5    If the aggregate of the sums referred to in Clause
                           7.7.4.1 and 7.7.4.2 exceeds the amount of Taxation or other loss, damage or liability to which the sum recovered relates, the Purchaser shall as soon as reasonably practicable pay to the Warrantors the amount of the excess.

         7.8 The Warrantors shall have no liability for any Claims to the extent that they are a result of or are otherwise attributable to:

                  7.8.1 any matter expressly provided for in this Agreement or in its implementation;

                  7.8.2 any voluntary act, matter or thing done or omitted to be done by the Purchaser or the Company or at the request or with the approval of the Purchaser after Completion;

                  7.8.3 any legislation not in force at the date hereof or any change of law or administrative practice which takes effect retroactively or any increase in the rates of taxation or withdrawal of any concession in force at the date hereof;

                  7.8.4 any change in accounting policy or practice of the Purchaser or the Company introduced or having effect after Completion other than any such change made so as to comply with any Standard Statement of Accounting Practice in the UK.

         7.9      The Warrantors shall have no liability for any Claims:-

                  7.9.1 if and to the extent that the Company would have been indemnified in respect of the loss giving rise to the Claim had it maintained after Completion insurance cover at a level and type equal to that existing immediately prior to the date of this Agreement; or

                  7.9.2 where provision or reserve in respect of the circumstance giving rise to the Claim has been made in the Accounts or the Management Accounts and in the case of the Management Accounts provided that the relevant provision or reserve is specifically identified in the relevant supporting papers.

         7.10 If a Claim shall arise hereunder and under the Tax Undertaking with reference to the same circumstances of claim the Purchaser shall (if appropriate) be entitled to recover such Claim under either the Warranties or the Tax Undertaking but not both.

         7.11 Any amount paid by the Warrantors in respect of any Claim shall be deemed to constitute a reduction in the Consideration received by them pursuant to this Agreement.

         7.12 The Purchaser will not be entitled to recover damages in respect of any Claim or obtain reimbursement or restitution more than once in respect of the same misrepresentation or breach of any particular Warranty.

         7.13 As soon as is reasonably practicable, upon receipt of a written request, the Purchaser will give or ensure that there is given to the Warrantors and their professional advisers full access during business hours at a mutually convenient time to all relevant accounts, documents and records within the possession or control of the Purchaser or the Company or the Subsidiaries to enable the Warrantors and such advisers to consider any Claim made by the Purchaser or as may reasonably be required in connection with any returns by the Company to any fiscal, governmental or other regulatory body and for such purpose the Warrantors and such professional advisers will be permitted (at the expense of the Warrantors) to take copies of all such relevant accounts, documents and records.

         7.14 The Warrantors will appoint one firm of solicitors (and if relevant one firm of Chartered Accountants only) to act on their behalf and shall nominate one of their number to be their agent for the purpose of dealing with the Purchaser, its solicitors or accountants under this Clause 7.

         7.15 The Purchaser will use reasonable endeavours to procure that the Company retains and preserves all books, records, documents and information (including information recorded or retained in any electronic form) of, or relating to the Company which are or may be relevant in connection with any Claim or Claims brought by the Purchaser against the Warrantors for so long as any actual or prospective Claims remain outstanding.

         7.16 In this Clause 7, where reference is made to "the Company" in respect of acts, omissions, requests, approvals or consents (herein "Actions") such shall only exclude or limit liability on the part of the Warrantors provided such Actions have been disclosed by the Warrantors (to the extent that they are at the relevant time continuing employees of the Company) to the board of directors of the Company and approved by it having regard to the best interests of the Company.

         7.17 The Purchaser shall be entitled to set off, in priority to but without prejudice to any other rights and remedies which remain after exercise of the right of set-off contained herein, the amount of any liability of the Warrantors to the Purchaser under Clause 6 and the Schedule Part 3 of this Agreement or of the Covenantors to the Purchaser under (and as defined in) the Tax Undertaking against any amount (whether by way of principal or interest) payable by the Purchaser to the Warrantor(s) in respect of the Loan Notes, to the extent that the liability in question constitutes a relevant Claim in terms of this Agreement or under the Tax Undertaking and either (i) is the subject of a judgement of a court of competent jurisdiction in favour of the Purchaser in respect of which the period of any appeal which may be competent has passed or (ii) has been agreed to in writing by the Warrantors (or in their capacity as Covenantors, as the case may be) to be then due and payable to the Purchaser, and such liability shall not have been paid to the Purchaser for a period of 14 days from when it first became due and payable.

8        BREACH ETC. ON OR BEFORE COMPLETION

         8.1      If at any time on or before the Completion Date:-

                  8.1.1 the Purchaser becomes aware of any fact or event (not being a fact or event provided for or contemplated by this Agreement) which in its reasonable opinion is a material breach of any of the Warranties or is likely to give rise to a material claim under the Tax Undertaking (if executed), or

                  8.1.2 the Company sustains loss or damage on account of fire, flood, explosion, death strike or any other similar cause which in the reasonable opinion of the Purchaser materially and adversely affects the value of the Shares or the manner in which the Company can continue to carry on its business then the Purchaser may, by written notice to the Vendors elect to rescind this Agreement (in which event no party will have any claim against any other party in relation to this Agreement and the matters contemplated herein) or to proceed to Completion, in which event the terms of this Agreement shall continue to apply and so that subject to the foregoing if the Purchaser elects to so complete it waives any Claim in relation to the relevant matter which has arisen under Clause
                  8.1 of this Agreement.

         8.2 For the purposes of Clause 8.1 a matter shall be material if it would give rise to a claim which, taking account of all relevant circumstances is or would be likely to be greater than pound sterling 250,000.

         8.3 The Warrantors undertake to the Purchaser that (save as otherwise agreed in writing by the Purchaser and the Warrantors) they will procure that in the period between the date of this Agreement being executed and the Completion Date the Company will carry on business in the normal course and will not do or permit anything to be done which could give rise to a material breach of the Warranties or a material claim under the Tax Undertaking save after notice to and consultation with the Purchaser after making full disclosure of all relevant facts.

9        UNDERTAKINGS

         9.1 In this Clause, unless the context or subject matter otherwise requires, the following expressions shall have the following meanings:

                  "Restricted Business" means the business of design and assembly of printed circuit boards and any other business which competes with any business carried on by the Company as at the date of this Agreement;

                  "Restricted Area" means the United Kingdom;

                  "Restricted Period" means the period of three years from the Completion Date.

         9.2 Subject to the ongoing obligations of the Warrantors (other than A Macfarlane) as employees of the Group after Completion, the Warrantors hereby undertake to each of the Purchaser and the Company that he or they (as the case may be) will not himself or themselves (as the case may be), either alone or jointly with others, whether as principal, agent, manager, shareholder, independent contractor or in any other capacity, directly or indirectly through any other person, for his or their own benefit or that of others:

                  9.2.1 at any time during the Restricted Period engage in or carry on or be concerned or interested in any Restricted Business within the Restricted Area (other than as a holder for investment of not more than 5% of any class of shares or securities dealt in on a recognised stock exchange);

                  9.2.2 at any time during the Restricted Period canvass or solicit in relation to a Restricted Business the custom of any person who was at any time during the period of 12 months preceding the Completion Date a customer of the Company or accept from any such person orders for goods or services comprised within the Restricted Business, or seek to induce any such person to cease dealing with the Company, and/or the Subsidiaries in connection with the Restricted Business;

                  9.2.3 at any time during the Restricted Period knowingly assist to a material extent any competitor of the Company, and/or the Subsidiaries in carrying on or developing any Restricted Business in the Restricted Area;

                  9.2.4 at any time during the Restricted Period solicit or entice away any employee of the Company and/or the Subsidiaries, or knowingly do any act whereby any such employee is encouraged to leave the employment of the Company and/or the Subsidiaries, whether or not such employee would by reason of so leaving commit a breach of his contract of employment;

                  9.2.5 at any time after Completion use or procure the use in connection with any Restricted Business of any name including the words "Keltek" or any colourable intimation thereof;

                  9.2.6 at any time after Completion make use of or disclose to any third party any secret or confidential information relating to the Company and/or the Subsidiaries or to their business or affairs or any trade secrets, except if and insofar as such disclosure is required by law (in which event notice thereof shall be given to the Purchaser); and

                  9.2.7 at any time after Completion represent himself or themselves or permit himself or themselves to be held out as being in any way connected with or interested in the business of the Company and/or the Purchaser and/or any of the Subsidiaries.

         9.3 Each of the covenants contained in the foregoing clause 9.2 is entirely separate and severable and enforceable accordingly.

         9.4 Each of the foregoing covenants in clause 9.2 is considered fair and reasonable in all the circumstances by the parties but in the event that any such restriction shall be found to be void or ineffective but would be valid and effective if some part thereof were deleted or the duration or area of application reduced such restriction shall apply with such modification as may be necessary to make it valid and effective.

10       NON-ASSIGNABILITY

         This Agreement shall be binding on and enure for the benefit of the personal representatives or successors of the Vendors. This Agreement may be freely assigned in whole or in part by the Purchaser to any of its wholly owned subsidiaries or to any member of the group of companies of which it forms part from time to time but not further or otherwise without the prior written consent of the Warrantors.

11       WAIVER

         No time, indulgence or action other than a specific waiver made formally in writing by the Vendors or the Purchaser at any time of any of their respective rights or remedies hereunder shall extinguish their respective rights to enforce their respective remedies in connection with the subject matter of any such waiver.

12       CONFIDENTIALITY

         None of the Vendors shall at any time hereafter make use of or disclose or divulge to any third party any information of a secret or confidential nature relating to any business of the Company or without the prior written agreement of the Purchaser, the contents of this Agreement, other than as required by law or the requirements of any regulatory authority or for Revenue purposes.

13       ANNOUNCEMENTS

         13.1 No announcement or information concerning this sale and purchase or any ancillary matter (except as required by applicable securities laws or regulations or the rules of the Nasdaq Stock Market) shall be made or released before or after Completion to any third party including the press (national, provincial, local or trade) or the suppliers or customers of the Company by any of the parties hereto without the prior written consent of the other parties.

         13.2 An announcement in agreed terms shall be made to the employees, suppliers and customers of the Company promptly following signing of this Agreement.

14       CONTINUING EFFECT

         This Agreement may be founded upon by the parties notwithstanding Completion and in particular, without prejudice to the generality of the foregoing, the obligations, warranties and undertakings in this Agreement shall (except in so far as fully performed or discharged at Completion) continue in full force and effect in accordance with this Agreement.

15       EXPENSES

         The Vendors and the Purchaser shall bear their own respective expenses arising out of this Agreement. All Stamp Duties on the transfer of the Shares shall be borne by the Purchaser.

16       NOTICES

         Any notice or other document to be given hereunder to the Vendors(other than the Institutional Vendors), the Purchaser or the Guarantor shall be delivered, sent by first class recorded delivery or sent via facsimile (receipt electronically confirmed) to that party (with a copy to the Purchaser's or the Vendors' Solicitors respectively) at the undernoted addresses. Notices to the Institutional Vendors shall be sent to the undernoted addresses. Any such notice shall be deemed to have been served if delivered at the time of delivery or if posted at the expiration of forty-eight hours after posting. The parties hereby appoint their respective Solicitors as agents for service of any proceedings which may arise from this Agreement and any notices or any such proceedings shall be addressed as follows:-

         To the Purchaser/Guarantor:-              To the Vendors (other than
                                                   the Institutional Vendors):-

         For the attention of George Frier         For the attention of Andrew
         McClure Naismith                          Kay Addleshaw Booth & Co
         292 St Vincent Street                     Solicitors
         Glasgow G2 5TQ                            Sovereign House PO Box 8
         Fax:  0141 248 3998                       Sovereign Street
                                                   Leeds   LS11 1HQ
         and                                       Fax 0113 209 2060

         Attn: Kenneth V Hallett
         Quarles & Brady LLP
         411 E. Wisconsin Avenue
         Milwaukee   WI
         USA

         Fax 001 (414) 271 3552

         Notices to the Institutional Vendors:-    NatWest Ventures Investments
                                                   Limited/CNW Nominees Limited
         3i Group plc
         FAO Andrew Wallace                        FAO Ruth McIntosh
         3i Group plc                              Bridgepoint Capital Limited
         Legal Department                          101 Finsbury Pavement
         Trinity Park                              London EC2A 1EJ
         Bickenhill
         Birmingham   B37 7ES                      Fax 0207 374 3600

         Fax 0121 609 3643

17       FURTHER ASSURANCE

         The Warrantors shall procure so far as they are able the convening of all such meetings and the passing or giving of all resolutions waivers and consents as may be necessary under the Companies Acts or the present Articles of Association of the Company or otherwise to give effect to this Agreement. The Vendors shall perform such acts and execute such documents as may be required on or after Completion by the Purchaser for securing to or vesting in the Purchaser the legal and beneficial ownership of the relevant Vendors' Shares.

18       SEVERABILITY

         If any provision of this Agreement (or of any document referred to herein) is or at any time becomes illegal, invalid or unenforceable in any respect the legality validity and enforceability of the remaining provisions of this Agreement (or such document) shall not in any way be affected or impaired thereby.

19       ENTIRE AGREEMENT VARIATION AND BINDING FORCE

         19.1 This Agreement (together with the documents referred to herein) constitutes the entire agreement between the parties in relation to the transactions referred to herein or therein and supersedes any previous agreement between the parties in relation to such transactions.

         19.2 Each of the parties confirms that, in agreeing to enter into this Agreement, it or he has not relied on any representation, warranty or undertaking except those contained in this Agreement.

         19.3 No variation of any of the terms of this Agreement (or of any other documents referred to herein) shall be effective unless it is in writing and signed by or on behalf of each of the parties hereto. The expression "variation" shall include any variation, supplement, amendment, modification, deletion or replacement however effected.

20       NO CLAIMS BY VENDORS/STATUS OF UNDERTAKINGS

         20.1 Other than pursuant to this Agreement or any other agreement entered into in connection herewith, each of the Vendors acknowledge that none of them has any claim whether against one another or any member of the Group whether arising from the Shareholders Agreement or otherwise and further each of the Warrantors hereby confirms that there are no amounts due by such Warrantor, his spouse or children or any company controlled by him or his spouse or children to the Company or the Subsidiaries or due by the Company or the Subsidiaries to such person or company and that neither he, his spouse nor any of this children, nor any company controlled by him or his spouse or children, has any claim against the Company or the Subsidiaries nor is there any outstanding contract (including any employment contract), agreement or arrangement under which any such person or a company could have any such claim.

         20.2 For the avoidance of doubt, where any undertaking in this Agreement is given by any of the Institutional Vendors such undertaking shall be given severally in their respective capacities as Vendors, not jointly and severally.

21       NOTIFICATION/COMPETITION

         Should any party resolve to notify this Agreement to the European Commission under Regulation (EEC) 17/62 or to the Director General of Fair Trading under the Competition Act 1998, the other parties agree promptly to provide to the notifying party any information which is available to it and is reasonably required for such procedures.

22       GUARANTEE BY GUARANTOR

         The Guarantor hereby guarantees the due punctual and full performance of all obligations of the Purchaser hereunder and so that in the event of any default by the Purchaser hereunder such Guarantee may, by written notice sent forthwith to the Guarantor in accordance with Clause 16, be called upon (without the necessity of having first exhausted any remedies against the Purchaser). If duly performed by the Guarantor such shall cure any default which has otherwise arisen on the part of the Purchaser.

23       VOTING

         Each of the Institutional Vendors undertakes to the Purchaser that from today's date up to Completion it will not exercise any voting rights to which it may be entitled in relation to the Shares so as to prevent the Company from carrying on business in the normal course as set out in Clause 8.3, and that with effect from Completion it will not exercise any voting rights to which it may be entitled in relation to the Shares.

24       PURCHASER'S COVENANT

         24.1 The Purchaser covenants with each Vendor to pay to that Vendor an amount equal to any Taxation liability of that Vendor or of any company which is under the control of that Vendor under section 767A or 767AA ICTA (and any reasonable costs and expenses incurred by the Vendor or that company in relation to such Taxation liability or in making any claim under this clause 24.1) at the time such Taxation liability is imposed, where such Taxation liability arises as a result of the failure by the Company to discharge after Completion a Taxation liability for which the Company is primarily liable and which is not within clause 2.1 of the Tax Undertaking.

         24.2 If the Purchaser becomes liable to make a payment under clause 24.1, the Purchaser shall (subject to Clause 24.4) pay such amount in cleared immediately available funds on or before the later of the date 2 business days before that Taxation liability is finally due and payable and the date 5 business days after the date of written demand on the Purchaser by the relevant Vendor.

         24.3 The Purchaser shall not be required to make any payment pursuant to clause 24.1 unless that Vendor and each company in respect of that Vendor referred to in clause

                  24.1 shall enter into a binding irrevocable undertaking not to seek to recover any amount from the Company in respect of the Taxation liability in question pursuant to section 767B ICTA 1988.

         24.4 The provision of Clause 7.17 (set off) will apply (mutatis mutandis) in relation to any amount which would otherwise be payable to the Warrantors under clause 24.2.

25       PROPER LAW

         This Agreement shall be governed by and construed in accordance with the law of Scotland which is the proper law of the Agreement and the parties hereto prorogate the jurisdiction of the Scottish Courts: IN WITNESS WHEREOF these presents typewritten on this and the twenty two preceding pages are together with the Schedule annexed and the Appendix hereto executed as follows:

         Signed by the said Michael Neil Jarman
         at             on 26 June 2000
         in the presence of


                                        Witness        /s/
         -------------------------------          ------------------------------

                                        Full Name
         -------------------------------

                                        Address
         -------------------------------


         -------------------------------


         Signed by the said Timothy Ford
         at             on 26 June 2000
         in the presence of


                                        Witness        /s/
         -------------------------------          ------------------------------

                                        Full Name
         -------------------------------

                                        Address
         -------------------------------


         -------------------------------

         Signed by the said Andrew Peter Allen
         at             on 26 June 2000
         in the presence of

                                        Witness        /s/
         -------------------------------          ------------------------------

                                        Full Name
         -------------------------------

                                        Address
         -------------------------------


         -------------------------------


         Signed by the said Andrew John Macfarlane
         at             on 26 June 2000
         in the presence of


                                        Witness        /s/
         -------------------------------          ------------------------------

                                        Full Name
         -------------------------------

                                        Address
         -------------------------------

         -------------------------------
         Executed for and on behalf of CNW Nominees Limited
         by                     Authorised Signatory
         at             on 26 June 2000
         before this witness


                                        Witness        /s/
         -------------------------------          ------------------------------

                                        Full Name
         -------------------------------

                                        Address
         -------------------------------


         -------------------------------

         Executed for and on behalf of Nat West Ventures
         Investments Limited
         by                     Authorised Signatory
         at             on 26 June 2000
         before this witness

                                        Witness        /s/
         -------------------------------          ------------------------------

                                        Full Name
         -------------------------------

                                        Address
         -------------------------------


         -------------------------------


         Executed for and on behalf of 3i Group plc
         by                     Authorised Signatory
         at             on 26 June 2000
         before this witness

                                        Witness        /s/
         -------------------------------          ------------------------------

                                        Full Name
         -------------------------------

                                        Address
         -------------------------------


         -------------------------------


         Executed for and on behalf of Plexus Corp
         by                     Authorised Signatory
         at            on 26 June 2000
         before this witness

                                        Witness        /s/
         -------------------------------          ------------------------------

                                        Full Name
         -------------------------------

                                        Address
         -------------------------------


         -------------------------------

         Executed for and on behalf of Lycidas (323) Limited
         by                     Director
         at            on 26 June 2000
         before this witness

                                        Witness        /s/
         -------------------------------         -------------------------------

                                        Full Name
         -------------------------------

                                        Address
         -------------------------------


         -------------------------------

THIS IS THE SCHEDULE REFERRED TO IN THE FOREGOING AGREEMENT BETWEEN THE VENDORS (AS THEREIN DEFINED) AND PLEXUS CORPORATION DATED 26 JUNE 2000

                                  THE SCHEDULE

                                     PART 1


---------------------------- ------------------------------------------------ ------------------------ ----------------------------
THE VENDORS                  NO/CLASS OF SHARES                               PAYABLE AT COMPLETION     PAYABLE AT COMPLETION
                                                                              (CASH) pound sterling     (Loan Notes) pound sterling

---------------------------- ------------------------------------------------ ------------------------ ----------------------------
Michael Neil Jarman          51,666 Ordinary Shares of pound sterling 1 each              830,748.57                1,250,000.00
Muirburn
Sharplaw Road
Jedburgh
Roxburghshire  TD8 6SF
---------------------------- ------------------------------------------------ ------------------------ ----------------------------
Timothy Ford                 51,666 Ordinary Shares of pound sterling 1 each              80,748.58                 2,000,000.00
9 Eden Park
Ednam
Kelso
Roxburghshire    TD5 7RG
---------------------------- ------------------------------------------------ ------------------------ ----------------------------


-------------------------------- ------------------------------------------------- ---------------------- --------------------------
Andrew Peter Allen                45,002 Ordinary Shares of pound sterling 1 each            820,967.50              1,000,000.00
24 Forestfield
Kelso
Roxburghshire    TD5 7BX
-------------------------------- ------------------------------------------------- ---------------------- --------------------------
Andrew John Macfarlane            51,666 Ordinary Shares of pound sterling 1 each          1,559,308.90                454,773.00
Gatehouse Farm
Ranters Lane
Goudhurst
Cranbrook
Kent    TN17 1HL
-------------------------------- ------------------------------------------------- ---------------------- --------------------------
CNW                               32,727 A Ordinary Shares of pound sterling 1      )
Nominees Limited                                                                    )
c/o Bridgepoint Capital Limited   226,293 A Preference Shares of pound sterling 1   )      1,843,156.10                    NIL
101 Finsbury Pavement                                                               )
London EC2A 1EJ                   193,940 B Preference Shares of 1p                 )

-------------------------------- ------------------------------------------------- ---------------------- --------------------------


---------------------------------- ------------------------------------------------- ---------------------- ------------------------
Nat West Ventures Investments Ltd   32,727 A Ordinary Shares                          )
c/o Bridgepoint Capital Limited                                                       )
101 Finsbury Pavement               226,293 A Preference Shares of pound sterling 1   )       1,843,156.10              NIL
London EC2A 1EJ                                                                       )
                                    193,940 B Preference Shares of 1p                 )

---------------------------------- ------------------------------------------------- ---------------------- ------------------------
3i Group plc                        98,182 A Ordinary Shares of pound sterling 1      )
20 Waterloo Road                                                                      )
London     SE1                      678,880 A Preference Shares of pound sterling 1   )       5,479,784.35              NIL
                                                                                      )
                                    581,818 B Preference Shares of 1p                 )
---------------------------------- ------------------------------------------------- ---------------------- ------------------------

                                     PART 1A

                             DETAILS OF THE COMPANY

COMPANY NAME                              Keltek (Holdings) Limited

COMPANY NUMBER                            SC146948

INCORPORATED IN                           Scotland

AUTHORISED SHARE CAPITAL                  pound sterling 1,989,998.98 divided
                                          into 200,000 Ordinary Shares of pound
                                          sterling 1 each 163,636 "A" Ordinary
                                          Shares of pound sterling 1 each
                                          1,616,666 Cumulative Redeemable "A"
                                          Preference Shares of pound sterling 1
                                          each 969,698 Cumulative Redeemable "B"
                                          Preference Shares of 1p each

ISSUED SHARE CAPITAL                      pound sterling 1,504,796.98 divided
                                          into 200,000 Ordinary Shares of pound
                                          sterling 1 each 163,636 "A" Ordinary
                                          Shares of pound sterling 1 each
                                          1,131,466 Cumulative Redeemable "A"
                                          Preference Shares of pound sterling 1
                                          each 969,698 Cumulative Redeemable "B"
                                          Preference Shares of 1p each

DIRECTORS                                 Timothy Ford, Andrew Allen, Michael
                                          Neil Jarman, Andrew John Macfarlane,
                                          Michael Merritt, J Reardon-Smith

SECRETARY                                 Timothy Ford

REGISTERED OFFICE                         Pinnacle Hill, Kelso, Roxburghshire,
                                          TD5 8DW

ACCOUNTING REFERENCE DATE                 31 March

REGISTERED CHARGES                        1         Floating Charge in favour of
                                                    The Governor and Company of
                                                    the Bank of Scotland created
                                                    1 December 1993 and
                                                    registered 13 December 1993
                                                    for all sums due or to
                                                    become due over all property
                                                    and assets present and
                                                    future of the Company
                                                    including Uncalled Capital.

                                          2         Standard Security in favour
                                                    of The Governor and Company
                                                    of the Bank of Scotland
                                                    created 14 July 1995 and
                                                    registered 21 July 1995 for
                                                    all sums due or to become
                                                    due over Block 1, Pinnacle
                                                    Hill Industrial Estate,
                                                    Kelso.

                                          3         Legal Charge containing
                                                    Fixed and Floating Charges
                                                    in favour of The Governor
                                                    and Company of the Bank of
                                                    Scotland created 21 August
                                                    1995 and registered 8
                                                    September 1995 for all sums
                                                    due or to become due over
                                                    Unit 1, Quayside Park, The
                                                    Causeway, Maldon, Essex
                                                    subsequently released from
                                                    ambit of charge on 24
                                                    February 1999.

                                          4         Legal Charge containing
                                                    Fixed and Floating Charges
                                                    in favour of The Governor
                                                    and Company of the Bank of
                                                    Scotland created 27 October
                                                    1995 and registered 6
                                                    November 1995 for all sums
                                                    due or to become due
                                                    incorporating (1) Legal
                                                    Mortgage over Unit D,
                                                    Riverside Industrial Estate,
                                                    Maldon, (2) Floating Charge
                                                    over all unattached plant
                                                    and machinery, at such
                                                    property and (3) Fixed
                                                    Charges over any goodwill,
                                                    plant and machinery at such
                                                    property.

                                          5         Legal Charge containing
                                                    Fixed and Floating Charges
                                                    in favour of The Governor
                                                    and Company of the Bank of
                                                    Scotland created 8 February
                                                    1999 and registered 24
                                                    February 1999 for all sums
                                                    due or to become due over
                                                    the Freehold Property known
                                                    as Land at Quayside Park,
                                                    The Causeway, Maldon, Essex
                                                    more particularly described
                                                    in a transfer dated 8
                                                    January 1997 and made
                                                    between Thomas Bates & Son
                                                    Limited and the Company and

                                          (a)       by way of legal mortgage
                                                    over all the
                                                    freehold/leasehold property
                                                    known as ("the Property")
                                                    and registered at H. M. Land
                                                    Registry;

                                          (b)       by way of fixed charge over
                                                    all buildings and other
                                                    structures on, and items
                                                    fixed to, the Property;

                                          (c)       by way of fixed charge over
                                                    any goodwill relating to the
                                                    Property;

                                          (d)       by way of fixed charge over
                                                    all plant, machinery and
                                                    other chattels attached to
                                                    the property on or at any
                                                    time after the date of this
                                                    Legal Mortgage;

                                          (e)       by way of floating charge
                                                    over all unattached plant,
                                                    machinery, chattels and
                                                    goods now or at any time
                                                    after the date of this Legal
                                                    Mortgage on or in or used in
                                                    connection with the
                                                    Property;

                                          (f)       by way of legal assignment
                                                    the Rental Sums together
                                                    with the benefit of all
                                                    rights and remedies of the
                                                    Company;

                                          (g)       by way of fixed charge the
                                                    proceeds of any claim made
                                                    under any insurance policy
                                                    relating to any of the
                                                    property charged under the
                                                    charge.

                           DETAILS OF THE SUBSIDIARIES

COMPANY NAME                              Keltek Electronics Limited

COMPANY NUMBER                            SC041957

INCORPORATED IN                           Scotland

AUTHORISED SHARE CAPITAL                  40,000 Ordinary Shares of pound
                                          sterling 1 each

ISSUED SHARE CAPITAL                      4,180 Ordinary Shares of pound
                                          sterling 1 each

DIRECTORS                                 Andrew Allen, Timothy Ford, Michael
                                          Neil Jarman

SECRETARY                                 Timothy Ford

REGISTERED OFFICE                         Pinnacle Hill Industrial Estate,
                                          Kelso, TD5 8DW

ACCOUNTING REFERENCE DATE                 31 March

REGISTERED CHARGES                        Floating Charge in favour of The
                                          Governor and Company of the Bank of
                                          Scotland created 1 December 1993 and
                                          registered 13 December 1993 for all
                                          sums due or to become due -
                                          undertaking and all property and
                                          assets present and future of the
                                          company including uncalled capital.

COMPANY NAME                              Keltek Electronics (Maldon) Limited

COMPANY NUMBER                            03053862

INCORPORATED IN                           England

AUTHORISED SHARE CAPITAL                  1,000 Ordinary Shares of pound
                                          sterling 1 each

ISSUED SHARE CAPITAL                      1 Ordinary Share of pound sterling 1

DIRECTORS                                 Timothy Ford, Michael Neil Jarman

SECRETARY                                 Timothy Ford

REGISTERED OFFICE                         Quayside Park
                                          Bates Road
                                          Maldon
                                          Essex     CM9 5FA

ACCOUNTING REFERENCE DATE                 31 March

REGISTERED CHARGES                        Debenture in favour of The Governor
                                          and Company of the Bank of Scotland
                                          created 21 August 1995 and registered
                                          6 September 1995 for all monies due or
                                          to become due from the company to the
                                          chargee on any account whatsoever -
                                          fixed and floating charges over the
                                          undertaking and all property and
                                          assets present and future including
                                          goodwill, bookdebts, uncalled capital,
                                          buildings, fixtures, fixed plant and
                                          machinery.

                                     PART 2

                                 THE PROPERTIES

--------------------------------------- --------------------- -------------------------- -------------------------------
ADDRESS                                 NATURE OF             RENT                        LANDLORD
                                        TENURE
--------------------------------------- --------------------- -------------------------- -------------------------------
Quayside Park                           Owned                 N/A                         N/A
Bates Road
Maldon
Essex     CM9 5FA
England

--------------------------------------- --------------------- -------------------------- -------------------------------
Pinnacle Hill                           Owned                 N/A                         N/A
Kelso
Roxburghshire     TD5 8DW
Scotland
(current building)

--------------------------------------- --------------------- -------------------------- -------------------------------
Unit 6                                  Leased -              pound sterling 14,000 per   Scottish Borders Council
Pinnacle Hill Ind Est                                         annum plus
Kelso                                   expires               VAT
Roxburghshire    TD5 8DW                1 September
Scotland                                2000

--------------------------------------- --------------------- -------------------------- -------------------------------
Pinnacle Hill                           Leased - entry        maximum                     Scottish Borders Council
Kelso                                   anticipated   August  pound sterling 275,000 per
Roxburghshire     TD5 8DW               2000                  annum plus
Scotland                                                      VAT
(new building)                          - duration  15 years
                                        3 months
--------------------------------------- --------------------- -------------------------- -------------------------------
5 Abbotsford Court                      Leased -              pound sterling 7,750 per    Scottish Borders Council
Kelso                                                         annum plus
Roxburghshire    TD5 7VN                expires 3 April       VAT
Scotland                                2003
--------------------------------------- --------------------- -------------------------- -------------------------------

                                     PART 3

                                 THE WARRANTIES

In this part of the Schedule, where reference is made in a warranted statement to "the Company" that shall be deemed to include a reference to each and all of the Subsidiaries (where the context so permits).

                  THE COMPANY AND ITS SHARE CAPITAL AND RECORDS

         1.1 The facts and information relating to the Company set out in the Agreement, (including the Schedule Part 1 and Part 2 and the recitals thereto) and the written information comprised in the Appendix to this Agreement and initialled on the index page by the Purchaser's Solicitors and the Vendors' Solicitors was when given and remains true and accurate in all respects and not misleading.

         1.2 The Group's budgeted activity levels and profit forecast (a copy of which are attached hereto) are based on facts which are true and accurate in material respects, and the opinions and forecasts contained therein are made on reasonable grounds. There is no fact or circumstance known to the Warrantors which would invalidate to any material extent such opinions or forecasts.

2        The Company

         2.1 is neither the holder nor beneficial owner of any class of the shares or other capital of any other Company (whether incorporated in the United Kingdom or elsewhere) other than the Subsidiaries; and

         2.2 is not a member of any partnership or other unincorporated association (other than recognised trade associations).

3 No one is entitled to receive from the Company a finder's fee, brokerage or other commission in connection with the sale and purchase of the Shares pursuant to this Agreement.

4 None of the Shares has been the subject of a transfer which is challengeable under Sections 242 or 243 of the Insolvency Act 1986 within the period of five years prior to the date of execution of this Agreement.

5 All dividends or distributions of profits made or paid by the Company have been declared, made or paid in accordance with the Act and the Company's Articles of Association, and all dividends declared or otherwise due in respect of the Shares have been paid.

6 The Shares comprise the whole of the Company's allotted and issued share capital and are fully paid or properly credited as fully paid. There are no agreements in force which call for the present or future issue or transfer of or grant to any person, firm or company the right whether conditional or otherwise to call for the issue or transfer of any share or loan capital of the Company (including the Shares) nor for the grant of any option, nor is there any right of pre-emption over the Shares. There is no mortgage, charge, pledge, lien or other security over the Shares or agreement to create such a security.

7 The Company has not issued any loan stock, loan notes, loan capital or debentures which are outstanding.

8        The Company has not at any time since 1 December 1993:-

         8.1 repaid or agreed to repay or redeem any of the Shares or any class of its share capital or otherwise reduced or agreed to reduce its share capital or any class thereof otherwise than in accordance with the Company's Articles of Association;

         8.2 capitalised or agreed to capitalise in the form of shares or debentures or other securities, or in paying up any amounts unpaid on any shares, debentures or other securities, any profits or reserves of any class or description, or passed or agreed to pass any resolution to do so; or

         8.3 otherwise than in connection with the management buy-out of the Group on 1 December 1993, purchased or given financial assistance in connection with the purchase of any of its own shares.

9 The copy of the Memorandum and Articles of Association of the Company annexed to the Disclosure Letter are true and accurate in all respects and up-to-date. The Company's Statutory Books and Records, including its Register of Members have been properly kept and contain an accurate and complete record of the matters which should be dealt with therein. No notice or allegation that any of the same is incorrect or should be rectified has been received by the Company. All returns, particulars, resolutions and other documents required to be prepared, filed with or delivered to the Registrar of Companies or any other statutory, governmental or regulatory authority by the Company have been correctly and properly prepared and filed and delivered.

10 Each of the Warrantors has the full legal right and capacity and full power and authority, and has taken all action required, to sign this Agreement, all the documents to be signed by him at Completion and to perform his obligations under same, and this Agreement constitutes, and (as applicable) the Tax Undertaking and all other documents to be signed by him at Completion, when executed, will constitute, obligations binding on each of the Warrantors in accordance with their terms.

11 None of the accounts, books and records of the Company's business, assets and/or activities is maintained, recorded or in any other manner dependent in whole or in part upon any electronic, mechanical or photographic or other process (whether computerised or not) which is not under the exclusive ownership and direct control of the Company.

            THE COMPANY'S BUSINESS, CONTRACTS AND OWNERSHIP OF ASSETS

12 No contract has been entered into or commitment incurred by the Company or in which it has an interest which

         12.1     is outside its ordinary and proper course of business or

         12.2 imposes an obligation of unusual length or which is unduly onerous or is likely to result in a loss to the Company on its completion or

         12.3 is on other than an arm's length basis or is one in which any Vendor is interested directly or indirectly;

         12.4 involves a liability to pay liquidate or pre-estimated damages (or a penalty) on breach thereof;

         12.5 involves or is likely to involve an obligation (whether for the supply of goods or services or otherwise) the aggregate value of which in any period of twelve months will or is likely to be more than 10% of the amount of the Company's turnover as measured by reference to the financial year ended on the Accounts Date.

13 Neither the profits of the Company nor the financial position of the Company has been affected by any contract or arrangement of the Company which is or was not on an entirely arms length basis.

14 The Company is not in material breach of contract with any third party and no event has occurred which constitutes, or which with the giving of notice and/or the lapse of time would constitute, a breach of, or default under, any agreement or arrangement to which the Company is a party. No event has occurred which would entitle any party to avoid, repudiate or otherwise terminate any contract or any benefit enjoyed by the Company.

15 The Company is not a party to any subsisting agency or distributorship agreement nor has it any outstanding liability to any former agent or distributor.

16 The Company is not a party to any written agreement or written arrangement under the terms of which any other party shall by reason of any change in the beneficial ownership of shares in the Company's capital be entitled to terminate the agreement or arrangement earlier than it would otherwise have been liable to be terminated or require the adoption of terms less favourable to the Company than those subsisting in the absence of the change.

17 The Company is not a party to any agreement or arrangement which imposes any restriction on its freedom to borrow or give security or dispose of its assets or which involve exclusive purchasing obligations or restrictive covenants in relation to sales.

18 The Company is not under any obligation or a party to any contract which cannot readily be fulfilled or performed by it on time and without undue or unusual expenditure of money or effort.

19 No person has been appointed agent of the Company for any purpose whatsoever and the Company has not given any power of attorney or any other authority (express implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment or do anything on its behalf (other than any authority of officers and employees to enter into routine trading contracts in the normal course of their duties).

20 Other than in the ordinary course of business, no offer or tender has been given or made by the Company which is still outstanding and which is capable of giving rise to a contract merely by any unilateral act of a third party.

21 The Company has not in the twelve months prior to Completion used any standard terms and conditions of business other than those disclosed in the Disclosure Letter.

22 None of the Company's assets have been acquired for a consideration in excess of, or disposed of for less than, the market value at the date of such acquisition or disposal.

23       23.1     Other than in relation to the Properties which are subject to the terms of separate Warranties as to title herein, the Company has a good title to its whole assets, free of any mortgage or other security, express or implied (excluding retention of title imposed under standard supplier terms and conditions).

         23.2 All of the Company's assets are in working order and in reasonable condition having regard to their age and have been properly maintained and where applicable serviced in accordance with (as applicable) manufacturer's recommendations, the requirements of any supply, leasing or financing agreement and good industry practice and conform to all relevant statutory requirements. No material repairs or other work (excluding routine maintenance) requires to be carried out in respect of such assets.

24       24.1     The Company's stock and work-in-progress is in good condition and can be sold by the Company in the ordinary course of business.

         24.2 The Company's stock of raw materials, packaging and finished goods held is not excessive and is adequate in relation to the current trading requirements of the Company.

25 The Company owned at the Accounts Date all the assets represented in the Accounts as being owned by the Company and (save for disposals for value in the ordinary course of its trade) still owns such assets and no person has any option or right to acquire such assets.

26 The Company is not subject to any liability or obligation (save as may be implied by law) whether by way of guarantee, warranty or otherwise to service, repair, maintain, replace or take back any goods supplied by it on terms other than under any standard form contracts disclosed in the Disclosure Letter.

27 Full details of any hire or hire purchase agreement or credit sale agreement or agreement for payment on deferred terms to which the Company is a party are referred to in the Disclosure Letter and the Company has observed and performed in all respects all the terms and conditions on its part to be observed and performed in all such agreements.

28 Other than those referred to in the Schedule hereto, there are no loans, guarantees or undertakings, mortgages, charges indemnities or other liabilities (including contingent liabilities) which have been given or made or incurred by or assigned to or vested in and are outstanding in respect of the Company.

29       29.1     All the  stock-in-trade,  the  Properties  and the  assets and undertaking of the Company of an insurable nature, have at all relevant times since 1 December 1993 or (in relation to the assets located at the Maldon Property) since 21 August
                  1995 been adequately insured against fire, accident, damage, injury, third party loss, loss of profits and other risks normally insured against by persons carrying on the same class of business as that carried on by the Company, and all such insurance is currently in full force and effect and nothing has been done or is to be done which would make any policy of insurance void or voidable. No claims are currently outstanding or pending or threatened nor have circumstances arisen which would entitle a claim to be made under any such policy.

         29.2 So far as the Warrantors are aware, within the period of commencement of the Company's trading to 30 November 1993, and since that date, no application or proposal for a policy of insurance of any kind whatsoever made by the Company has been refused or rejected by any insurance company in whole or in part nor within the said period has the level of insurance cover provided by any policy of insurance of any kind whatsoever existing at any time during the said period in favour of the Company been reduced or in any way altered at the instance of the insurance company issuing such policy of insurance.

         29.3 Copies of all or summaries of all policies of insurance effected by the Company since 1 December 1993 (and by the Landlords in relation to the Leased Properties and the building contractors in relation to the construction of the New Kelso Property) are attached to the Disclosure Letter. None of the insurance policies maintained by the Company is subject to special or unusual terms or restrictions or to the payment of a premium in excess of the normal rate.

         29.4 All insurances have at all relevant times since 1 December 1993 been effected by the

                  Company on the basis that cover is given in respect of claims arising in relation to acts or omissions occurring during the period covered by the insurance notwithstanding the date of the claim.

        THE ACCOUNTS, MANAGEMENT ACCOUNTS, EVENTS SINCE THE ACCOUNTS DATE

30 The Accounts have been prepared in accordance with and comply with the Act and other applicable Statutes and Regulations and

         30.1 show a true and fair view of the financial position of the Company as at the Accounts Date and are not affected by any extraordinary or exceptional items;

         30.2 contain provisions or reserves therein adequate to cover and full particulars in notes thereto of all liabilities known to the Directors or which ought reasonably to have been known by the Directors (whether actual, deferred, disputed, contingent, qualified or otherwise) of the Company as at the Accounts Date;

         30.3 include all such reserves and provisions for taxation as are necessary to cover

                  30.3.1 all tax liabilities (whether or not assessed and including deferred taxation) of the Company up to the Accounts Date and in particular (but without prejudice to the generality of the foregoing) attributable to profits and income received, gains realised and loans and distributions (within the meaning of the Taxes
                          Acts) made to participators and associates within the meaning of Section 417 of the Taxes Act or under
                          Section 20, 234 or 419 of the Taxes Act or Sections 423 to 430 and Schedule 19 of the Taxes Act, or in respect of income tax payable under the P.A.Y.E. regulations or under Sections 349 and 350 of the Taxes Act, or in respect of Value Added Tax;

                  30.3.2 amounts corresponding to income tax payable under the provisions of Sections 423 to 430 and Schedule 423 to 430 and Schedule 19 to the Taxes Act and income tax payable under the provisions of Sections 423 to 430 and Schedule 19 to the Taxes Act or Sections 677 and 686, 707 and Schedule 29 of the Taxes Act in respect of income (including deemed income) of the Company for any period ended on or before the Accounts Date;

                  30.3.3 amounts corresponding to corporation tax payable in respect of any such loans or advances as are mentioned in Sections 419 to 422 of the Taxes Act on or before the Accounts Date;

         30.4 are in accordance with generally accepted accounting principles and with current Statements of Standard Accounting Practice, Financial Reporting Standards and Urgent Issues Task Force (UITF) Abstracts all of which have been consistently applied from the commencement of the Company's trading to the Accounts Date;

         30.5 are not affected by any extraordinary or exceptional item or by any other factor rendering the results for the financial year ended on the Accounts Date unusually high or low.

31 There has been no change in the Company's accounting policies or their application or the bases of accounting in the three financial periods ending with the Accounts Date.

32 In the Accounts the basis of valuation for stock-in-trade and assets has been accepted by the Inland Revenue and

         32.1 is in accordance with normally recognised accounting principles and practice for the kind of business in which the Company is engaged being a value not lower than the lower of cost and net realisable value and all stock of the Company has been written off or written down if appropriate. No part of such valuation is attributable to stock which is redundant, obsolete, unusable or unsaleable in the ordinary course of business;

         32.2 is estimated to be sufficient to write down the value to nil not later than the end of its useful working life;

         32.3 has remained the same in respect of each of the accounting periods of the Company during the period since 1 December 1993 and terminating on the Accounts Date.

33 The Company's standard credit terms do not exceed 60 days and all debts shown in the Accounts as payable have been fully paid.

34 There are no material amounts owing by the Company which have been due for more than 90 days not provided for in the Accounts or in the Management Accounts.

35 All accounts, books, ledgers, financial and other material records of the Company are up-to-date and in the possession of the Company; and

         35.1 have been fully, properly, consistently and accurately maintained;

         35.2 include all accounts, books and records required to be maintained and preserved by law.

36       THE MANAGEMENT ACCOUNTS

         36.1 have been carefully prepared in accordance with the normal monthly management procedure adopted by the Company;

         36.2 fairly reflect the trading position, the profit or loss and the assets and liabilities of the

                  Company and of each Group Company as at the date(s) and for the period(s) to which they relate; and

         36.3 are not affected by any unusual or non-recurring items as those terms are understood in accordance with generally accepted accounting principles and practices in the United Kingdom or by any other factor rendering the results for the period(s) to which they relate unusually high or low.

37 Since the Accounts Date the Company has carried on its business as a going concern in the ordinary and usual course and so as to maintain the same as a going concern and without any interruption or alteration to its nature or scope or in the manner of carrying on the same and (without prejudice to the foregoing generality):-

         37.1 the Company has not entered into or agreed to enter into any contract, obligation or commitment except routine contracts on arms' length terms in the normal course of trading nor has it made any payment except for payments of a routine arms' length nature in the normal course of trading;

         37.2 there has been no change in the manner in which the Company conducts its business or in the assets or liabilities of the Company except for changes arising in the normal course of trading and there has been no unusual increase or decrease in the level of the current assets or current liabilities of the Company;

         37.3 there has been no material adverse change in the financial or trading position of the Company;

         37.4 there has been no resolution of or agreement or consent by the members of the Company or any class thereof other than resolutions relating to routine business at AGMs;

         37.5 the Company has not entered into any capital transactions as vendor, purchaser, lessor or lessee or otherwise undertaken any commitments exceeding pound sterling 50,000 in aggregate;

         37.6 no dividends or other distributions of capital or income have been declared, paid or made by the Company other than as provided for in the Accounts;

         37.7 no share or loan capital has been allotted or issued or agreed to be allotted or issued or put under option by the Company;

         37.8 the turnover of the Company has not been materially less in value or in monetary terms than its turnover for the corresponding period in its preceding financial year;

         37.9 no material debtor has been released by the Company on terms that he pays less than the book value of his debt owing to the Company and none of the Company's debts have been deferred, subordinated or written off or has proved to be to any extent irrecoverable;

         37.10 the Company has not repaid a loan or other indebtedness in advance of its stated maturity date;

         37.11 there has been no material change in the manner or time of payment of creditors or the issues of invoices or collection of debts; and

         37.12 the Company has not acquired or disposed of, or agreed to acquire or dispose of any business or any asset material to its business;

38 No introductory or sales or other commission is payable in relation to any income reflected in the Accounts or the Management Accounts which is not fully provided for in the Accounts or the Management Accounts.

                  EMPLOYMENT, LITIGATION AND COMPLIANCE WITH LAWS

39       39.1     The Employees and their remuneration and their lengths of
                  service are all set out in the Disclosure Letter.

         39.2 Since 1 April 2000 no change has been made or proposed in the rate of remuneration or to the emoluments or pension benefits or to any of the other terms and conditions of employment or engagement of any Director, ex Director or employee earning in excess of pound sterling 30,000 per annum of the Company. No change has been made in the terms of engagement of any such Director or Senior Executive and no additional Directors or Senior Executives have been appointed or dismissed or removed. No bonus or other similar payment has been paid or promised to any of the employees or directors of the Company, there has been no additional payment or contribution to any pension or other retirement benefit scheme in respect of any of the employees or directors or former employees or directors of the Company.

         39.3 None of the Employees possess credit cards or other financial cards in respect of which the Company is the principal obligant.

         39.4 No Employees have any entitlement to holiday other than in accordance with their terms and conditions of employment and there are no sums outstanding in relation to holiday entitlement not taken.

         39.5 No Employee is under notice by the Company or has been suspended or the subject of disciplinary procedures which may give rise to dismissal. No Employee has at close of business two business days prior to the date hereof given notice of resignation to the Company. There are no outstanding disputes (including industrial disputes) with any of the Employees or former employees or any trade union or other representative organisation.

         39.6 There are no wages, salary, commission, bonus or other outstanding liabilities to any Employee due and owing as at today's date other than the Fundshare Scheme and the Preference Bonus Scheme details of which are annexed to the Disclosure Letter.

         39.7 No Employee is a member of any Trade Union, Works Council or other representative organisation and there is no collective agreement or undertaking between the Company and any Trade Union or similar organisation.

40 There are no schemes in operation by or in relation to the Company whereunder any employee of the Company is entitled to a commission or remuneration of any other sort calculated by reference to the whole or part of the turnover, profit or sales of the Company. The Company does not operate any Profit Related Pay (PRP) Scheme. There are no share option or share incentive schemes in operation other than the Fundshare Scheme and the Preference Bonus Scheme details of which are annexed to the Disclosure Letter.

41 No monies other than in respect of emoluments of employment and reasonable out of pocket expenses are payable to or on behalf of any employee of the Company.

42 All subsisting contracts of service to which the Company is a party have been disclosed to the Purchaser and are determinable on three month's notice or less without compensation (other than compensation in accordance with the Employment Rights Act 1996).

43 There are no claims pending or threatened against the Company by any Employee or by any former employee of the Company or by any third party in respect of accident or injury or ill health which are not fully recoverable under insurances disclosed in the Disclosure Letter. None of the Employees and none of the former employees of the Company is receiving or due to receive any payments under any disability or permanent health or any similar insurance scheme.

44 The Company is not engaged in any litigation or arbitration proceedings in any capacity, and there are no such proceedings pending or threatened either by or against the Company, and there are no facts known to the Warrantors which are likely to give rise to any litigation or arbitration nor is there any dispute with the Commissioners of Inland Revenue or any official of the Inland Revenue or Customs and Excise in relation to the affairs of the Company. The Company is not subject to any order or judgement of any Court or Government Agency which is still in force nor has it been a party to any undertaking or assurance to any Court or Government Agency.

45 Neither the Company nor any of its officers, agents or employees during the course of their duties in relation to the Company have since 1 December 1993 committed or omitted to do any act or thing (other than motoring offences not giving rise to a custodial sentence), the commission or omission of which is or could be in contravention of any applicable act, order, regulation or the like which could give rise to any fine or other penalty, or have engaged in any corrupt practice.

46 The Company has since 1 December 1993 conducted its business in all material respects in accordance with all applicable laws and regulations of the United Kingdom and of each foreign country in which it conducts business and has not committed any criminal, illegal or unlawful act or violated any statute, regulation, order, decree or judgment of any Court or any governmental agency of the United Kingdom or any foreign country.

47 No officer of the Company has since 1 December 1993 been convicted of any crime (other than minor traffic offences) connected with or relating to the business of the Company.

48 The Company has not since 1 December 1993 committed any material breach of contract or statutory duty or any delictual or other unlawful act which could lead to a claim for damages or interdict being made against it and no event has occurred as regards the Company which would entitle any third party to terminate any contract or any benefit enjoyed by the Company or call in any money before the normal due date therefor.

49       None of the activities of the Company is ultra vires.

                      INTELLECTUAL PROPERTY AND IT MATTERS

50       The Company is the sole beneficial owner of the Intellectual Property
         (IP). Particulars of any IP which is registered are set out in the Disclosure Letter.

51       In relation to any and all IP used, but not owned, by the Company:-

         51.1 the Company has all necessary licences, consents, authorisations and permissions in respect of its use of such IP and has complied in all material respects with all relevant conditions within them; and

         51.2 so far as the Warrantors are aware there are no facts or circumstances in existence which would or might adversely affect such licences, consents, authorisations and/or permissions nor so far as the Warrantors are aware will they be adversely affected as a result of implementation of this Agreement.

52       52.1     Copies of all licences, consents, authorisations and
                  permissions referred to in Warranty 51 above are set out in or annexed to the Disclosure Letter.

         52.2 All such licences, consents, authorisations and permissions relating to the IP to which any Group Company is a party (whether written or unwritten) are in full force and effect and no party to any such agreement has been or is in breach thereof.

53 So far as the Warrantors are aware no person other than a Group Company uses in any way whatsoever any IP which is owned by any Group Company.

54       54.1     None of the IP is the subject of any challenge, claim,
                  opposition, action or proceedings (whether as to its validity, in respect of infringement by or of the IP, or otherwise) nor is subject to any other restriction or arrangement
                  (contractual or otherwise) which does or may impinge upon the validity, enforceability or ownership thereof by the Company or its use in any material respect. So far as the Warrantors are aware there are no grounds, factors or other circumstances which may give rise to any of the foregoing.

         54.2 None of the processes or activities of the Company (including any trading names, styles and get-up) infringe any Intellectual Property rights of any other person or involve the unlicensed use of information confidential to a third party.

55 The Company has no unsatisfied or ongoing liability to pay compensation under Sections 39 to 43 of the Patents Act 1977 (as amended and/or updated from time to time) in respect of Employee inventions.

56 The Know-How of the Company, has, where reasonably practicable, been recorded in writing or other reproducible medium.

57 The Company has not (except when necessary and then subject to confidentiality agreements) disclosed any of its Know-How to any third party.

58       The Company's computer software and hardware are:-

         58.1 under the control of a Group Company and are not shared with or used or accessible by any other persons; and

         58.2 are in full operating order and carry out the functions required of them free from error, malfunctions or material downtime and have adequate capacity for present and reasonably foreseeable future needs.

59 So far as the Warrantors are aware none of the software contains any material defect whereby it will or may fail to perform according to its specification or affect the performance of other software or systems adversely.

60 The Computer Systems are covered by adequate security, back-ups, duplication, hardware and software support and maintenance (including emergency cover) provided by suitably trained personnel.

61 The Company owns all Intellectual Property in Computer Software specifically written for the Company; in the case of all other Computer Software, the use thereof is licensed to the Company without any obligation on the Company to make any further payments, is not terminable without the consent of the Company and imposes no material restrictions (save as to copying) on the use or transfer of such Computer Software.

62 None of the licence terms applicable to material Computer Software are unusual or onerous having regard to the nature and functions thereof.

63 So far as the Warrantors are aware none of the Computer Software infringes Intellectual Property rights of any person, and all copies of it have been lawfully made.

64 All records and data required by the Company for its business and stored in electronic or magnetic media are capable of ready access through its Computer Systems without recourse to any third party.

65 None of the Computer Systems, telephone systems or other systems or equipment of the Group were adversely affected by the change in the year from 1999 to 2000, and any related change in the field configurations containing date information within such equipment was fully compliant with Year 2000 Conformity. In particular but without prejudice to the foregoing generality:

         65.1 no value for current date caused any interruption in the operation of any of the foregoing systems or equipment which is still continuing;

         65.2 date based functionality has behaved accurately and consistently for dates prior to, during or after the year 2000;

         65.3 date elements in interfaces and data storage permit specifying the century to eliminate date ambiguity without human intervention including leap year calculations; and

         65.4     the year 2000 is being recognised as a leap year.

                             THE SCOTTISH PROPERTIES

         Where reference is made in this section to "the Scottish Properties" that is deemed to include reference, if applicable, to any property of which the Scottish Properties form part.

66 Save for the new Kelso Property, the Company has a good, valid and marketable title to the Heritable and Leasehold Properties. The Company has no interest and is not in occupation of heritable property other than as owner or tenant of the Scottish Properties which comprise all the land and buildings owned occupied or otherwise used by the Company in Scotland. The Company has not entered into any agreement to acquire or dispose (on lease or otherwise) any land or buildings or any interest therein other than the Scottish Properties.

67 The Company has exclusive and actual occupation of the Scottish Properties free from encumbrances or heritable securities and the Company has not granted or agreed to grant any right or interest therein including agreements to lease, tenancies, heritable securities and rights of occupancy.

68 So far as the Warrantors are aware the rateable value of the Scottish Properties is as shown in the current Valuation Roll and so far as the Warrantors are aware there are no proposals for any change in the rateable value of the Properties.

69 Save as disclosed in the titles and the leases listed in the Disclosure Letter in relation to the Scottish Properties which have been exhibited to the Purchaser's Solicitors there are no servitude rights, rights of way, access or passage affecting the Scottish Properties. Save as disclosed in the foregoing titles and leases, there are no other burdens, restrictions or conditions affecting the Scottish Properties or any part thereof of an unusual nature or which conflict with or limit the present use of the Scottish Properties or any part thereof.

70 So far as the Warrantors are aware the Company has not by its occupation or use of the Scottish Properties done any act or omitted to do anything whereby the premiums on the insurance policy or policies effected on the Scottish Properties have been increased or will be increased after the Completion Date or whereby the policy or policies have been or will be after the Completion Date invalidated in whole or in part.

71 So far as the Warrantors are aware (but having made no investigation or enquiry) the Scottish Properties are served by mains drainage, water, electricity and gas services.

72 So far as the Warrantors are aware the Company has implemented and observed the whole title conditions and burdens affecting the Scottish Properties.

73 So far as the Warrantors are aware there are no outstanding obligations in respect of mutual walls or gables.

74 So far as the Warrantors are aware there are no claims or disputes outstanding affecting the Company in relation to boundaries, servitudes, title conditions, the maintenance or otherwise of any common parts or the provision of common services or other matters in relation to any part of the Scottish Properties or their use.

         So far as the Warrantors are aware in connection with the Leasehold Properties:-

75 The landlords have not refused to accept rent or made any complaint or objection and in particular no notice of intention to irritate or of irritancy has been served.

76 Other than current rent the Company has no outstanding monetary liabilities to the Landlords in connection with the Leasehold Properties.

77 The rent and all other payment due under the leases of the Leasehold Properties have been paid up to date by the Company.

                      ENVIRONMENTAL LAWS AND THE PROPERTIES

78 The requirements and conditions of all agreements, consents and licences required under Environmental Laws have so far as applicable been complied with in all material respects since 1 December 1993 or (in relation to the Maldon Property) since 21 August 1995.

79 The Company complies and has at all times since 1 December 1993 or (in relation to the Maldon Property) since 21 August 1995 complied in all material respects with all Environmental Laws; and so far as the Warrantors are aware there are no facts or circumstances entitling any licences, consents, authorisations and approvals to be revoked, suspended, amended, varied, withdrawn or not renewed; and complies and has complied in all material respects since 1 December 1993 or (in relation to the Maldon Property) since 21 August 1995 with any conditions of, and any notices, orders or requirements relating to, such licences, consents, authorisations and approvals and is not required to make any material investment or take any material action under their terms to maintain or renew them in full force and effect.

80 No action, claim, proceedings, investigation, notice of suspension or prohibition of any activity are pending or have been made or threatened against the Company or any of its officers since 1 December 1993 or (in relation to the Maldon Property) since 21 August 1995.

81 The Company has not since 1 December 1993 or (in relation to the Maldon Property) since 21 August 1995 carried out any process on the Properties which results or has resulted in the contamination or pollution of the soil on the Properties or adjacent land or of any water standing or running through the Properties or in trade effluent or commercial or industrial waste requiring or which required disposal, or the emission of any substance into the air and there are no storage tanks (above or below ground) on the Properties.

82 The Company has not since 1 December 1993 or (in relation to the Maldon Property) since 21 August 1995 deposited, disposed of, kept, treated, imported, exported, transported, processed, manufactured, collected, sorted or produced or caused or consented to the presence of any deleterious, hazardous, toxic, noxious, proscribed or environmentally damaging material substance including controlled or special waste under
         Section 75 of the Environmental Protection Act 1990 at any time (whether or not on the Properties).

83 So far as the Warrantors are aware there is not in relation to any adjoining or neighbouring land or buildings, any controlled or special waste or other substance referred to in the foregoing paragraph so far as the Warrantors are aware nor any proposal to commence, alter or cease operations on such land which would have a materially detrimental effect on the use by the Company of the Properties.

                           PLANNING LEGISLATION, ETC.

84       84.1     The present use of the Scottish Properties is authorised under or pursuant to the Planning Acts and any relevant bye-laws, building regulations or any other relevant legislation, such authorisation or permission is unconditional and permanent and no development or alteration has been carried out or been instructed to be carried out in relation to the Scottish
                  Properties which would require any consent under or by virtue of the Planning Acts or any bye-laws or building regulations or other relevant legislation without such consent having been properly obtained and any conditions and restrictions proposed therein having been fully observed and performed.

         84.2 So far as the Warrantors are aware no other breach of the Planning Acts or of any relevant bye-laws, building regulations and other legislation has been committed in relation to the Scottish Properties.

         84.3     No application for planning permission is awaiting decision.

85       85.1     The Company has not since 1 December 1993 received any notices affecting the Properties from the local or other competent authority or from any third party and there are no known proposals made by any such authority or third party concerning the compulsory acquisition of the whole or any part of the Properties or any part thereof.

         85.2 There are no material respects in which the Properties do not comply with the requirements of the Factories Acts, the Office, Shops and Railway Premises Act 1963, the Health and Safety at Work etc. Act 1974.

         85.3 So far as the Warrantors are aware the Properties are not affected by any of the following matters;

                  85.3.1   any closing, demolition or clearance order

                  85.3.2 any enforcement order which has not been complied with

                  85.3.3 any compensation received consequent upon a refusal of any planning consent or the imposing of restrictions on any planning consent

                  85.3.4 any order or proposal of a public or local authority for the repair, compulsory acquisition or requisition of the whole or any part thereof or the modification or suspension of any planning application or permission or the discontinuance of any use or the removal of any building. Notwithstanding the foregoing generality, there are no outstanding Notices, orders or restrictions affecting the Properties under the Planning Acts or any other statutes or orders

                  85.3.5 any agreement with the planning authority regulating the use or development thereof

                  85.3.6   disputes with any adjoining or neighbouring owner

         85.4 The Company holds a valid and unrestricted Fire Certificate in respect of the Properties (where required).

                 CONDITION OF THE SCOTTISH AND MALDON PROPERTIES

86 All buildings or other erections on the Properties (other than the New Kelso Property) are so far as the Warrantors are aware in good repair and condition (having regard to their age) and are substantially fit for the purpose for which they are at present used and there are no major repairs contracted for or demanded by the Landlord or proposed in respect of the Properties.

87 Copies of all structural surveys, site surveyors, structural engineers' reports and architects' reports, which have been made since 1 December 1993 (in relation to the Heritable Property and the Leased Properties) and 21 August 1995 (in relation to the Maldon Property) are in its possession or power and which relate to the Properties have been disclosed.

88 Save for the New Kelso Property, all buildings and erections on and all plant and equipment on or in the Properties have so far as the Warrantors are aware been erected or installed or where appropriate altered or extended in accordance with all necessary permissions, authorisations, licences and consents, including landlords' consents and warrants, all of which permissions, authorisations, licences, consents and warrants, together with relative Certificates of Completion, will be delivered (where the same are available) to the Purchaser at Completion.

89       To the best of the knowledge and belief of the Warrantors:-

         89.1 no high alumina cement, blue asbestos, or any other substances or material which is hazardous, defective or a risk to health or safety has been used in the construction of, or any alterations or additions to, any building or other erection on the Properties.

         89.2 no part of the Properties have since 1 December 1993 (in relation to the Heritable Property and the Leased Properties) or since 21 August 1995 (in relation to the Maldon Property) been affected by flooding, subsidence or material structural building or drainage defect.

                                TAXATION AND VAT

90 All necessary information, notices, computations and returns (all of which were true and accurate in all material respects when made and as far as the Warrantors are aware none of which is disputed by the Inland Revenue or other appropriate authority) have been properly and timeously submitted by the Company to the Inland Revenue and any relevant excise authorities in respect of taxation for all periods down to the Accounts Date and have continued to be submitted on or before the due date where the due date falls before Completion in respect of later periods; there is no dispute with any such tax authority and the Warrantors have no reason to suppose that any of such computations and returns be the subject of such a dispute.

91 Claims have been timeously submitted for all reliefs from tax assumed to be claimed for the purposes of the Accounts. The Warrantors are not aware of any reason whereby the Company would be disentitled to claim any such relief.

92 As far as the Warrantors are aware the Company has not since the commencement of trading been the subject of a discovery or investigation by the Inland Revenue or HM Customs & Excise and as far as the Warrantors are aware there are no facts which are likely to cause a discovery to be made or investigation to commence.

93 The Company has duly paid all tax for which it has been liable and which has fallen due for payment by it as and when due and the Company has not at any time been required to pay nor as far as the Warrantors are aware have circumstances arisen which may give rise to a liability to any penalty, fine, surcharge or interest under the provisions of the Taxes Management Act 1970, the Value Added Tax Acts 1983 and 1994, the Finance Act 1985, the Customs & Excise Management Act 1979, the Stamp Act 1891 and the Stamp Duties Management Act 1891 or otherwise. So far as the Warrantors are aware no circumstance has arisen whereby the Company will be liable to make payment of any tax which might be the subject of a claim by the Purchaser under the Tax Undertaking .

94 The Company has duly deducted and accounted to the Inland Revenue for all tax required to be deducted from any payment made by it including

         94.1 from payments by way of interest, annuity, rent or royalty in terms of S349 and 350 of the Taxes Act, and

         94.2 from payments to sub-contractors in the construction industry (S559-567 of the Taxes Act).

95 No relief or deferment from Corporation Tax in respect of chargeable gains has been obtained by the Company in respect of the replacement of business assets pursuant to Sections 165, 247, 152, 153 or 175 of TCGA which will affect the chargeable gain or allowable loss which would arise on a disposal by the Company of any of its assets.

96 The Company has not at any time since 6 April, 1965 repaid or redeemed or agreed to repay or redeem any shares of any class of its issued share capital, nor capitalised or agreed to capitalise in the form of shares or debentures any profits or reserves of any class or description or passed or agreed to pass any resolution to do so.

97 The Company has not issued any share capital which is of a relevant class as defined in Section 249(1) of the Taxes Act and does not own any such share capital. (stock dividends).

98 The Company does not participate in a Profit Related Pay Scheme under Chapter III of Part V of the Taxes Act and no application for registration of a Profit Related Pay Scheme has been made.

99 Save as disclosed or noted in the Accounts the written down value for the purposes of the Capital Allowances Act 1990 of any pool of assets is not less than the aggregate book value of the assets comprising the pool shown or adopted for the purposes of the Accounts and the written down value of any other asset for the purposes of the Capital Allowances Act 1990 is not less than the book value of that asset shown or adopted for the purposes of the Accounts.

100 Nothing has occurred since the Accounts Date other than in the ordinary course of business by reason of which any balancing charge may be made against or any disposal value may be brought into account by the Company under the Capital Allowances Act 1990.

101 No capital allowances have been given to the Company in respect of any asset which is leased to or from or hired to or from the Company and the Company has not made any election or agreed to make any election in terms of Section 53 and 55 of the Capital Allowances Act 1990 in respect of such assets.

102 No elections under Section 37 of the Capital Allowances Act 1990 have been made by the Company in respect of any asset and the Company is not treated as having made such an election by virtue of Section 37 (8) (c) of the Capital Allowances Act 1990. (short-lived assets).

103 In respect of any balancing charge which has arisen before the Completion Date as a result of any act or sale or transfer of property and to which Section 157 of the Capital Allowances Act 1990 applies, a valid election has been made under Section 158 of the Capital Allowances Act 1990. (sales between connected persons).

104 The Company is not in dispute with any person as to its entitlement to capital allowances under Section 57(7) of the Capital Allowances Act 1990 and there are no circumstances which could give rise to such dispute. (ownership of fixtures severed from land).

105 No securities within the meaning of Section 254 (1) of the Taxes Act issued by the Company and remaining in issue at the date hereof were issued in such circumstances that the interest payable thereon falls to be treated as a distribution.

106 The Company has not received any capital distributions to which the provisions of TCGA S189 apply.

107 No claim for Tax has been assessed on the Company pursuant to Section 190 TCGA (tax on one group member recoverable from another).

108 The Company has not acquired any material asset from any other company other than a Subsidiary which was at any relevant time a member of the same group of Companies (as defined in Section 170 of TCGA) as that of which the Company was also a member or an associated company other than a Subsidiary as defined in Section 774(4) of the Taxes Act which the Company continues to own.

109      Particulars of all elections made by the Company under the Taxes Act
         Section 247 have been exhibited to the Purchaser and all such elections are now in force.

110 The Company has not acquired or disposed of any asset or entered into any transaction otherwise than by way of sale at arms length.

111 No chargeable profit or gain or balancing charge would arise if every capital asset of the Company owned at the Accounts Date were to be realised for a consideration equal to the amount of its book value in the Accounts except to the extent provided for or noted in the Accounts under the heading Deferred Tax.

112 The Company is not entitled to any capital loss to which the provisions of Section 18 TCGA will apply. (transaction between connected persons).

113 No gain chargeable to corporation tax will accrue to the Company on the disposal of any debt owed to the Company for proceeds equal to the value of the debt (net of provisions) in the Accounts.

114 Details of any election made under Section 35 of the TCGA in relation to the assets of the Company are attached to the Disclosure Letter.

115 The Company has not been gifted any asset to which Section 282 of the TCGA might apply (failure of donor to pay chargeable gain).

116 The Company does not own and has not owned any shares on the disposal of which Section 125(2) or (3) of the TCGA applies (disposal by close company).

117 The Company does not own any interest in land which it acquired as a result of a disposal made by a person who at the time of that disposal was connected with the Company as defined by Section 286 of TCGA and has not since 1 August, 1976 acquired any interest in land from any person not resident in the United Kingdom.

118 The Company has not acquired benefits under any policy of assurance other than as original beneficial owner.

119      The Company has not made a claim

         119.1 in respect of its assets under Sections 152 to 154 of TCGA (replacement of business assets/rollover relief) or

         119.2 under Section 85 of TCGA or Section 584 of the Taxes Act (non-resident settlement/unremittable overseas income) or

         119.3 under Section 280 or 48 of TCGA (instalment/contingent consideration) or

         119.4 pursuant to Section 23 of TCGA (compensation/insurance monies used to restore asset) or

         119.5 under Section 242 of the Taxes Act (losses set-off against surplus FII) or

         119.6    under Section 24 of TCGA (assets lost, destroyed etc).

120 The Company has not entered into any transaction to which the provisions of the Taxes Act Section 780 applied (sale/leaseback of land).

121 In relation to Section 30, 176 and 177 of TCGA, no loss which would accrue on the disposal by the Company of any shares in, or securities of, a company or any other asset is liable to be reduced by virtue of a depreciatory transaction effected prior to Completion and no gain is liable to be increased or deemed to have been made on such a disposal by virtue of such transaction.

122      The Company is a close company.

123 No distribution within Section 418 of the Taxes Act has been made by the Company (expenses treated as distribution) and no loan or advance within Chapter II of Part XI of the Taxes Act has been made (and remains outstanding) or agreed to, by the Company, and the Company has not, since the Accounts Date, released or written off the whole or part of the debt in respect of any such loan or advance.

124 Since the Accounts Date the Company has not made any such loan or advance as is mentioned in Sections 419 to 422 of the Taxes Act. (loans by close companies to participators).

125 There is no amount owing by the Warrantors or any of them or by any other participator or associate of a participator to the Company or vice versa "participator" and "associate" being defined as in Section 417 of the Taxes Act for the purposes of this and the next following paragraph.

126 Since the Accounts Date the Company has not entered into any business or dealing with any person who is or was a participator of the Company (or any associate of such participator).

127 The Company has not in the last six years made or agreed to make or accepted:-

         127.1 a surrender of or a claim for group relief pursuant to Sections 402 to 413 of the Taxes Act or

         127.2 a surrender of any amount of surplus advance corporation tax pursuant to Section 240 of the Taxes Act.

         which has not become final nor are there any outstanding rights to receive payment for group relief under S402(b) of the Taxes Act.

128 The Company has not been concerned in any exempt distribution in terms of the Taxes Act Sections 213 to 218 (inclusive) within five years prior to the date hereof.

129 The Company has not been a party to or otherwise involved in any transaction, scheme or arrangement to which any of the following provisions have been or could be applied other than transactions in respect of which all necessary clearances have been obtained on the basis of accurate disclosure to the Inland Revenue and/or the Special Commissioners of all material and relevant facts relating thereto material to be known to the Inland Revenue and/or the Special Commissioners, copies of which applications and clearances are disclosed:-

         ICTA 1988           S213-218 (demergers)

         ICTA 1988           S219-229 (purchase of own shares)

         ICTA 1988           SS.703 - 709 (transactions in securities)

         TCGA                SS.126 - 139 (Company reconstruction/amalgamation)

130 The Company has not been involved in any transaction or series of transactions which may be regarded wholly or partly as a sham for any tax purposes or be disregarded or reconstructed for any tax purposes by reason of any motive to avoid, reduce or delay a possible liability to tax.

131 The Company has not since the Accounts Date held any chargeable security as defined in paragraph 2 of Schedule 4 to the Taxes Act (deep discount securities).

132 The Company has not since the Accounts Date held any deep gain securities as defined in Schedule 11 to the Finance Act 1989 or any qualifying convertible securities as defined in Schedule 10 to the Finance Act 1990 and has not issued any such securities which continue to subsist and is not under any obligation to issue any such securities.

133 The Company has not received any payments since the Accounts Date to which Section 601 or Schedule 22 of the Taxes Act applies (Pension Scheme Refunds).

134 Within the three year period prior to the date hereof there has been no major change in the nature or conduct of a trade or business carried on by the Company within the meaning of Sections 245 or 768 of the Taxes Act.

135 As far as the Warrantors are aware the Inland Revenue or its equivalent in other countries have not investigated any transactions or arrangements involving the Company or its subsidiary with a view to applying Taxes Act Section 770-773 or equivalent legislation in other countries, and the Warrantors have no reason to believe that such an investigation will be started in respect of any arrangements in existence at present.

136 There is no outstanding Inland Revenue charge under the Inheritance Tax Act 1984 S237-238 over the assets of or the shares in the Company.

137 No transfer of value in terms of the Inheritance Tax Act 1984 or disposal by way of gift under Section 102 of the Finance Act 1986 has been made to the Company and there are no circumstances as the result of which any liability for capital transfer tax or inheritance tax has arisen or could arise on the Company.

138 The Company has not at any time made a transfer of value (as defined in Section 3 of the Inheritance Tax Act 1984).

139 The Company has properly operated the Pay as You Earn system and deducted tax as required by law from all payments made or deemed to be made to or for the benefit of its employees (and former employees) from time to time including benefits provided for such employees which are or have been treated as emoluments and has accounted for all tax so deducted and has complied with all its reporting requirements in relation thereto.

140 All National Insurance liabilities of the Company have been properly accounted for by the Company to the relevant authorities.

141 The Company has not paid any amount or amounts of remuneration to nor made any payment to or provided any benefit for any officer or employee of the Company which will not be deductible in full from the profits of the Company in computing the Corporation Tax payable by the Company and the Company has not paid remuneration or compensation for loss of office nor has it made any gratuitous payment to any of its present or former directors or employees which will not be deductible from the profits of the Company in computing the Corporation Tax payable by the Company.

142 The Company is not party to any agreement or an arrangement requiring or calling for the Company to pay any amount (other than an amount that would be regarded or treated as a payment on capital account or for business entertaining expenditure or for leased cars) that would be wholly or partially disallowable as a deduction or charge for Corporation Tax purposes.

                             OVERSEAS TAXATION ETC.

143 The Company has not since 31 March 1982 received any foreign loan interest on which double taxation relief would be restricted under the Taxes Act Section 798.

144 The Company is not affected by Section 830 of the Taxes Act (tax on activities in territorial sea of the UK).

145 The Company has not since its incorporation been subject to taxation in a jurisdiction outside the United Kingdom.

146 The Company has not without the prior consent of the Treasury under the Taxes Act Sections 765 to 767 carried out or agreed to carry out any transaction which would be unlawful in the absence of such consent (migration of companies).

                              VALUE ADDED TAX ETC.

147      [There is no Warranty 147]

148      The Company has not exercised an election to waive the exemption under
         Schedule 10 of the Value Added Tax Act 1994 in respect of any lands or buildings in which the Company has or may acquire an interest.

149 The Company is not bound by reason of Section 89 of the Value Added Tax Act 1994 applying to any agreement to pay value added tax in addition to the agreed consideration or rent as a result of any person exercising the election to waive the exemption in terms of paragraph 2 of Schedule 10 of the Value Added Tax Act 1994.

150 The Company has complied in all material respects with the provisions of the Value Added Tax Act 1994 and all regulations made or notices issued thereunder in respect of VAT.

151 The Company is not and has never been a member of any group of companies for VAT purposes.

152 The Company has not made any exempt supplies in consequence of which it is or will be unable to obtain credit for all input tax paid by it during an VAT quarter ending after the Accounts Date.

153      The Company is not and will not become liable for VAT by virtue of
         Section 47 of the Value Added Tax Act 1994 (agent for non-resident).

154      The Company is not required to give security for payment of Value Added
         Tax.

155 All documents in the enforcement of which the Company is interested have been properly and duly stamped and duties accounted for.

156 No claim has been made by the Company at any time in respect of stamp duty relief under Finance Act 1927 Section 55, Finance Act 1930 Section 42 (as amended) or Section 77 of the Finance Act 1986 or of capital duly relief under Finance Act 1973 Schedule 19 Part III.

                            MISCELLANEOUS AND GENERAL

157 The Company has the benefit of all material licences, consents or other permissions or approvals to enable it to carry on its business in the manner carried on at today's date.

158 No order has been made or petition presented or resolution proposed or passed for winding up the Company; no charge, arrestment, poinding or other form of diligence has been executed against the Company or any of its assets; no receiver has been appointed, or is entitled to be appointed, by any person of its business or assets or any parts thereof; no petition for administration of the Company has been presented and there is no unfulfilled or unsatisfied judgement or court order outstanding against the Company.

159 So far as the Warrantors are aware neither this Agreement nor the consummation of the transactions herein contemplated will or is likely to cause the Company to lose the benefit of any material right or privilege it presently enjoys; nor so far as the Warrantors are aware is any person who normally does business with the Company likely not to continue to do so on the same basis; nor so far as the Warrantors are aware is any officer or senior employee likely to leave the employment of the Company.

160 The Company has not given any covenants limiting or excluding its right to do business and/or compete in any area or field with any other person.

161 The Company does not have bank borrowings which exceed applicable overdraft limits nor does the total amount of the Company's borrowings exceed any limitation in its Articles of Association or in any other document.

162 The Company has not engaged in financing of any type which would not require to be shown or reflected in its statutory accounts.

163 The Disclosure Letter contains full details of all overdrafts, loans, letters of credit, debentures, acceptance credits, invoice discounting arrangements and other financial facilities outstanding or available to the Company,. There has been no material breach of, or material non-compliance with, any provisions of any such facilities, no steps for the early repayment of any indebtedness have been taken or threatened, and no circumstances have arisen which might prejudice the continuation of any such facilities in their current form.

164 The Company has not, since the Accounts Date, repaid or become liable to repay, any loan or indebtedness in advance of its stated maturity; the Company has received no demand or notice (whether formal or informal) from any lenders of money to the Company, requiring repayment thereof or indicating the intention of any such lender to enforce any security which it may hold over any assets of the Company, and there are no circumstances likely to give rise to any such demand or notice.

165 In the three years prior to Completion there has been no material and detrimental change in the basis on which credit has been given to the Company nor has one been intimated.

166 The Company has no outstanding loan capital, nor has it discounted or factored its debts or borrowed any money which it has not repaid.

167 The Company has not lent any money which has not been repaid to it and does not own the benefit of any debt (whether present or future) other than debts accrued to it in the ordinary course of its business.

168 Other than those referred to in the Schedule hereto, the Company has not created or agreed to create any mortgage, charge, pledge or debenture or given or entered into or agreed to give or enter into any guarantee, indemnity or similar commitment or agreement for the postponement or subordination of debt (whether in respect of its own obligations or those of a third party) or (except in the ordinary course of business) created or agreed to create any lien or set-off.

169 Details of any receipt of, or application for, any grant, subsidy or financial assistance from any government department or agency or any local or other authority, whether under the Industry Acts, or a regional development grant, or temporary employment subsidy or otherwise by the Company are included within the Disclosure Letter. The Company is under no actual or contingent liability to repay any such grant or subsidy; and so far as the Warrantors are aware no circumstances have arisen in which any outstanding application by the Company for any such grant or subsidy is likely to be refused either in whole or in part and so far as the Warrantors are aware neither the execution nor the completion of this Agreement will constitute such circumstances.

170 So far as the Warrantors are aware the Company has not done, or omitted to do, anything which could result in any such grant, subsidy or payment received or receivable by it as is referred to in the preceding warranty becoming repayable or being withdrawn or withheld.

171 The Company has not used in the course of its business any trading name other than its full corporate name.

                           PENSIONS AND OTHER BENEFITS

172 Other than in relation to the Pension Scheme the Company is not under any legal obligation to provide any retirement, death or disability benefits to any person nor has it regularly conferred any such benefits (including without prejudice to the foregoing generality such benefits in respect of earnings in excess of the permitted maximum within the meaning of paragraph 22 of Schedule 6 to the Finance Act 1989).

173 The Disclosure Letter has annexed to it true, complete and up to date copies of:-

         173.1 all (if any) agreements deeds and rules issued to the Company relating to the Scheme;

         173.2 copies of the explanatory literature issued to Employees who are or may become members of the Scheme;

         173.3    a list of the Employees who are members of the Pension Scheme.

174 There are no agreements with any person providing services of any nature in connection with the Scheme, including (but without limitation) investment management or advisory services, administration and data processing services at any cost to the Company.

175 The Company is under no liability (whether to make any further contribution or otherwise) in respect of the funding of the Keltek Pension Scheme ("the former scheme") and no claim has been made by any Employee to the Company that alleges the Company has any such liability. All benefits provided by the former scheme are fully insured and have been or will be transferred into the Pension Scheme.

176 All contributions that have become due under the Pension Scheme have been paid to date and no payments will fall to be made by the Company in respect of periods of employment prior to any individual's commencement of membership of the Pension Scheme or any period which is greater than the length of any individual's membership of the Pension Scheme.

177 The Scheme is approved by the Board of Inland Revenue for the purposes of Chapter IV of Part XIV of the Taxes Act and so far as the Warrantors are aware there are no circumstances which might give the Inland Revenue reason to withdraw such approval.

178      MALDON PROPERTY WARRANTIES

         178.1    TITLE

                  178.1.1 The Maldon Property comprises all the property in England and Wales owned, occupied or otherwise used in connection with their business by the Company

                  178.1.2 The Maldon Property is exclusively occupied or otherwise used by the Company in connection with the Company's business

                  178.1.3 The Company has not entered into any agreement to acquire or dispose (on lease or otherwise) any land or building in England or Wales or any interest therein

         178.2    STATUTORY OBLIGATIONS

                  178.2.1 So far as the Warrantors are aware the Company has complied and is complying in all material respects with all applicable statutory and bye-law requirements with respect to the Maldon Property.

                  178.2.2 So far as the Warrantors are aware there is no outstanding and unobserved or unperformed obligation with respect to the Maldon Property necessary to comply with the requirements (whether formal or informal) of any competent authority exercising statutory or delegated powers.

                  178.2.3 No licences are required whether under the Licensing Act 1988 or otherwise in relation to the Maldon Property.

         178.3    CONDITION OF THE PROPERTY

                  178.3.1 The Company has been granted collateral warranties from each of Maldon Sub-Contractors (meaning each of Duplus Domes Ltd, C G Franklin Mechanical Services Ltd, SD Samuels Limited, SCWS Ltd, and Bespoke Precast Ltd) and possesses all relevant documentation issued pursuant to the Construction (Design and Management) Regulations 1994 in respect of the construction of the buildings on the Maldon Property.

                                     PART 4

THIS DEED is made the        day of        20

BETWEEN

(1)      THE PERSONS whose respective names and addresses are set out in
         Schedule 1 hereof (together referred to as the "Covenantors"); and

(2) LYCIDAS (323) LIMITED, a company incorporated in Scotland, having its registered office at 292 St Vincent Street, Glasgow, G2 5TQ("the Purchaser").

WHEREAS

By an Agreement ("the Sale Agreement") dated 26 June 2000 and made between the Covenantors (1) and the Purchaser (2) the Covenantors agreed to sell the whole of the issued share capital of Keltek Holdings Limited to the Purchaser and the Covenantors agreed on completion of such sale to enter into this Deed.

IT IS AGREED as follows:

1        DEFINITIONS AND INTERPRETATIONS

         In this Deed:

         1.1 Words and expressions defined in the Sale Agreement have the same meaning except where otherwise provided or unless there is something in the subject matter or context which is inconsistent with them.

         1.2 "COMPANY" means each, any or all of the companies whose respective names, registered numbers and registered offices are set out in Schedule 2 as the context shall require.

         1.3 "EVENT" means the death of any person, any transaction, event, (including the execution and completion of all provisions of the Sale Agreement) act or omission and includes further any change of residence of any person for the purposes of any Tax and becoming, being or ceasing to be a member of a group of companies (howsoever defined) for the purposes of any Tax and references to an Event occurring on or before Completion shall include the result of a series of Events, the first of which was an Event occurring on or before Completion and the second or subsequent of which is an act or omission of the Company arising as a result of a legally binding obligation created on or before Completion.

         1.4 "LIABILITY FOR TAXATION" means any liability of the Company to make a payment of

                  Taxation whether or not the same is primarily payable by the Company and whether or not the Company has or may have any right to reimbursement against any other person or persons and:-

                  1.4.1 the Loss of any Relief as a result wholly or mainly of an Event on or before Completion where such Relief ("an Accounts Relief") has been taken into account in computing and so reducing or eliminating any provision for deferred Tax which appears in the Accounts (or which but for such Relief would have appeared in the Accounts) or where such Relief was treated as an asset of the Company in the Accounts in which case the amount of the Liability for Taxation shall be the amount of Taxation for which the Company becomes liable and which could have been saved but for such Loss;

                  1.4.2 the Loss of any right to repayment of Taxation (including any repayment supplement) which was treated as an asset in the Accounts of the Company in which case the amount of the Liability for Taxation shall be the amount of the right to repayment and any related repayment supplement the subject of such Loss; and

                  1.4.3 the set-off or use against income, profits or gains earned, accrued or received by the Company on or before Completion or against any Tax chargeable on the Company in respect of an Event occurring on or before Completion of any Relief or right to repayment of Taxation (including any repayment supplement but other than a Relief or right to repayment of Taxation referred to in the definition of a "Saving" or which arises as a result of any payment under the Fundshare Scheme, the Preference Bonus Scheme or of any other payment to officers or employees or ex-employees of the Company or a subsidiary envisaged by the Sale Agreement (an "Employee Payment")) which arises wholly or mainly as a result of an Event after Completion (a "Post-Completion Relief") in circumstances where, but for such set-off or use, the Company would have had a liability to make a payment of Taxation for which the Purchaser would have been able to make a claim against the Covenantor(s) under this Deed in which case the amount of the Liability for Taxation shall be the amount of Taxation for which the Company would have become liable but for such set-off or use.

         1.5      "IHT LIABILITY" means:-

                  1.5.1 any amount of inheritance tax which is at Completion unpaid and in respect of which the Inland Revenue has a charge on any of the Shares or assets of a Company or a power to sell, mortgage or charge any of the Shares or assets of any Company; or

                  1.5.2 any amount of inheritance tax which after Completion becomes a charge on or gives rise to a power to sell, mortgage or charge any of the Shares or assets of a Company being a liability in respect of additional inheritance tax payable on the death of any person within seven years after a transfer of value if a charge on or power to sell, mortgage or charge any such Shares or assets of a Company existed at Completion or would have existed at Completion, if the death had occurred immediately before Completion and the inheritance tax payable as a result of such death had not been paid;

                           and in determining for the purposes of this Deed whether a charge on or power to sell, mortgage or charge any of the Shares or assets of a Company exists at any time the fact that any inheritance tax is not yet payable or may be paid by instalments shall be disregarded and such inheritance tax shall be treated as becoming due and a charge or power to sell, mortgage or charge as arising on the date of the transfer of value or other date or event on or in respect of which it becomes payable or arises and the provisions of section 213 of the Inheritance Tax Act 1984 shall not apply.

         1.6 "LOSS" means any modification, loss of all or any part of an amount of a Relief, counteraction, nullification, disallowance or clawback for whatever reason.


         1.7 "RELIEF" means any relief, allowance, credit, exemption or set-off from or against Taxation or any deduction in computing income, profits or gains for the purposes of Taxation.

         1.8 "SAVING" means the reduction or elimination of any liability of the Company to make an actual payment of Taxation in respect of which the Covenantors would not have been liable under Clause 2, or a right to a repayment of Taxation arising as a result of any Relief arising wholly as a result of a Liability for Taxation in respect of which the Covenantors are liable to make a payment under Clause 2 or the Event giving rise to that Liability for Taxation or the discharge of that Liability to Taxation.

         1.9 "TAX" or "TAXATION" means income tax, corporation tax, capital gains tax, value added tax, national insurance contributions, customs, excise and other import duties, stamp duty, stamp duty reserve tax, inheritance tax, uniform business rates, insurance premium tax, landfill tax and all and any other taxes (but not duties or levies) howsoever designed and including all interest, penalties, charges and fines relative thereto whether such tax is imposed by central or local government and in any relevant jurisdiction.

         1.10 "TAX CLAIM" means any assessment (including self assessment where required by law), notice, demand, letter or other document issued or action taken by or on behalf of any Taxation Authority from which it appears that the Company is or may be subject to a Liability for Taxation or other liability in respect of which the Covenantors are or may be liable under this Deed.

         1.11 "TAXATION AUTHORITY" means the Inland Revenue, Customs & Excise, Department of Social Security and any other governmental or other authority whatsoever competent to impose on the Company any Taxation whether in the United Kingdom or elsewhere.

         1.12 "TAXATION STATUTE" means any directive, statute, enactment, law or regulation wheresoever enacted or issued, coming into force or entered into providing for or imposing any Taxation and shall include orders, regulations, instrument, bye-laws or other subordinate legislation made under the relevant statute or statutory provision and any directive, statute, enactment, law, order, regulation or provision which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same.

         1.13 "VENDORS' RELIEF" means a Relief other than an Accounts Relief or a Post-Completion Relief.

         1.14 Headings are for convenience only and shall not affect the construction of this Deed.

         1.15 References to income, profits or gains earned, accrued or received by the Company shall include any income, profits or gains deemed pursuant to the relevant Taxation Statute to have been or treated or regarded as earned, accrued or received by the Company.

         1.16 Unless the context otherwise requires the singular shall include the plural and vice versa, the masculine shall include the feminine and references to persons shall include bodies corporate, unincorporated associations and partnerships in each case whether or not having separate legal personality.

2        COVENANT

         Subject as provided in this Deed and/or the Sale Agreement the Covenantors hereby jointly and severally covenant to pay to the Purchaser an amount equal to:

         2.1 any Liability for Taxation resulting from any Event occurring on or before Completion or in respect of income, profits or gains earned, accrued or received by the Company on or before Completion;

         2.2      any IHT Liability;

         2.3 any Liability for Taxation for which the Company would not have been liable but for being treated as being connected with the Covenantors or any of them before Completion; and

         2.4 all costs and expenses reasonably and properly incurred and payable by the Company or the Purchaser as a result of any action taken to avoid, resist or settle any Tax Claim at the request of the Covenantors under Clause 4, Liability for Taxation, IHT Liability or otherwise taking or defending any action under this Deed for which the Covenantors are liable hereunder.

3        LIMITATION OF COVENANTORS' LIABILITY

         3.1 The covenant given by Clause 2 above shall not cover any Liability for Taxation:

                  3.1.1 to the extent that a provision or reserve in respect thereof was made in the Accounts;

                  3.1.2 to the extent that such Liability for Taxation arises from any act or transaction of the Company in the ordinary course of its business since the Accounts Date and each of the following Taxation Liabilities shall be deemed to so arise:

                           3.1.2.1 any liability to corporation tax in respect of actual (as opposed to deemed) income profits or gains earned, accrued or received by the Company since the Accounts Date;

                           3.1.2.2  any Liability to Taxation which is
                                    discharged after the Accounts Date, or may be so discharged, out of moneys deducted or withheld for the purpose of the Company; and

                           3.1.2.3 any liability to VAT in respect of any supply, importation or acquisition of or by the Company in the ordinary course of business since the Accounts Date;

                  3.1.3 to the extent that such Liability for Taxation arises or is increased as a result of any change to any Taxation Statute announced and coming into force after the Accounts Date;

                  3.1.4 to the extent recovery has been made by the Purchaser under the Sale Agreement in respect of the same subject matter;

                  3.1.5 to the extent that such Liability for Taxation would not have arisen but for or is increased as a result of a voluntary act or transaction carried out by the Purchaser or the Company after the date hereof otherwise than in the ordinary course of business or otherwise than pursuant to a legally binding obligation created on or before Completion;

                  3.1.6 except in the case of fraud by the Covenantors, or, on or before Completion, by the Company unless written notice of such Liability for Taxation specifying in reasonable detail the circumstances giving rise to such Liability for Taxation and the amount thereof has been served on the Covenantors on or prior to the seventh anniversary of Completion;

                  3.1.7 in respect of stamp duty or stamp duty reserve tax payable on the transfer or agreement to transfer the Shares pursuant to the Agreement;

                  and for the purposes of this Clause 3 only "Liability for Taxation" shall be deemed to include a liability or loss falling within Clause 2.2 or 2.4 above.

                  3.1.8 any Vendors' Relief is or becomes available (or is made available) to the Company to mitigate the Liability to Taxation;

                  3.1.9    it results wholly or mainly from:

                           3.1.9.1 the Company ceasing to carry on any trade or business after Completion or effecting a major change after Completion in the nature or conduct of any trade or businesses carried on by it;

                           3.1.9.2 the Company changing the date to which it make up its accounts or changing any of its accounting policies, bases or practices (including, without limitation, the treatment of timing differences and the bases on which the Company values its assets) in either case on or after Completion;

                           3.1.9.3 the failure by the Company after Completion to make any claim, election, surrender or disclaimer or to give any notice or consent and which was taken into account:

                                    (A)     in computing and so reducing any
                                            provision which appears in the
                                            Accounts (or eliminating any
                                            provision which would otherwise have
                                            appeared in the Accounts); or

                                    (B)     in computing any right to repayment
                                            of Taxation which appears in the
                                            Accounts;

                                    or the withdrawal or amendment by the
                                    Company after Completion of any such claim, election, surrender, disclaimer, notice or consent properly and justifiably made by the Company prior to Completion;

                           3.1.9.4 any claim, election, surrender, disclaimer, notice or consent made by the Company after Completion, the making or doing of which was not taken into account:

                                    (A)     in computing and so reducing any
                                            provision which appears in the
                                            Accounts (or eliminating any
                                            provision of which, would otherwise
                                            have appeared in the Accounts); or

                                    (B)     in computing any right to repayment
                                            of Taxation which appears in the
                                            Accounts;

                           3.1.9.5 any material failure by the Purchaser or the Company to comply with their obligations under clauses 4 and 8 which was not capable of remedy or was not remedied within a reasonable time following a request from the Covenantors so to do or any material delay in complying with such obligations; or

                           3.1.9.6 any legislation or any change in the rate of any Taxation or any imposition of Taxation or change in the practice of, or concession operated by, any Tax Authority where such legislation, change or imposition has effect after Completion.

         3.2      The provisions of Clause 6.9, 7.1, 7.3.1, 7.4, 7.5, 7.7 and
                  7.9, 7.10 and 7.12 - 7.14 and 7.17 inclusive of the Sale Agreement shall apply mutatis mutandis to limit the liability of the Covenantors (therein the Warrantors) or conduct of claims hereunder.

         3.3 In this Deed, where reference is made to "the Company" in respect of acts, omissions, consents, claims, elections, surrenders, disclaimers, notices or changes (herein "Actions") such shall only exclude or limit liability on the part of the Covenantors provided such Actions have been disclosed by those of the Covenantors (in their capacity as continuing employees of the Company) to the Board of Directors of the Company and approved by it.

4        DISPUTES AND CONDUCT OF TAX CLAIMS

         4.1 If the Purchaser or the Company (as the case may be) shall become aware of a Tax Claim, the Purchaser shall or shall procure that the Company shall within a reasonable time thereafter give written notice thereof to the Covenantors and in any event within 14 days of receipt.

         4.2 If the Covenantors shall secure the Company and/or (as the case shall require) the

                  Purchaser to the Purchaser's reasonable satisfaction against all liabilities, costs, damages or expenses which may be properly incurred thereby including any additional Liability for Taxation, the Purchaser shall and shall procure that the Company shall take such action as the Covenantors may reasonably request by notice in writing given to the Company and the Purchaser to avoid, mitigate, dispute, defend, resist, appeal or compromise any Tax Claim (such a Tax Claim where action is so requested being hereinafter referred to as a "Dispute"). Provided that neither the Company nor the Purchaser shall be obliged to appeal or procure an appeal against any assessment to Taxation raised on either of them if, the Covenantors having been given written notice of the receipt of such assessment, the Company and the Purchaser have not within 21 days of the date of the notice received instructions in writing from the Covenantors to do so.

         4.3 If (1) the Covenantors do not request the Purchaser or the Company to take any action under sub-clause 4.2 of this Deed or fail to secure the Purchaser and the Company to the Purchaser's reasonable satisfaction within a period of time (commencing with the date of the notice given to the Covenantors that is reasonable having regard to the nature of the Tax Claim and the existence of any time limit in relation to avoiding, disputing, defending, resting, appealing or compromising such Tax Claim) and which period shall not in any event exceed a period of 42 days or (2) the Tax Claim alleges on reasonable grounds that fraud or a criminal offence has been committed by the Covenantors or, on or before Completion, by the Company, the Purchaser or Company shall have the conduct of the Dispute absolutely (without prejudice to its rights under this Deed) and shall be free to pay or settle the Tax Claim on such terms as the Purchaser or the Company may in its absolute discretion consider fit without prejudice to any rights of the Covenantors against either of them.

         4.4 Subject to sub-clause 4.3, at the written request of the Covenantors the conduct of a Dispute shall be delegated to the Covenantors Provided that, unless the Purchaser and the Company and the Covenantors specifically agree otherwise in writing, the following terms shall apply;

                  4.4.1 the Company and the Purchaser shall promptly be kept informed of all matters pertaining to the Dispute and shall be entitled to see and keep copies of all correspondence and notes or other written records of meetings with representatives of the Tax Authority in question to the extent that it relates to the Dispute;

                  4.4.2 the appointment of solicitors or other professional advisers to act in the name of the Company shall be subject to the approval of the Purchaser, such approval not to be unreasonably withheld or delayed;

                  4.4.3 all material written communications pertaining to the Dispute which are to be transmitted to the relevant Taxation Authority shall first be submitted to the Purchaser and the Company for approval and shall only be finally transmitted if such approval is given, which approval is not to be unreasonably withheld or delayed; and

                  4.4.4 the Covenantors shall make no settlement or compromise of the Dispute or agree any matter in the conduct of the Dispute without the prior approval of the Company, such approval the Purchaser shall procure shall not be unreasonably withheld or delayed.

         4.5 Neither the Purchaser nor the Company shall be subject to any claim by or liability to either of the Covenantors for non-compliance with any of the foregoing provisions of this Clause 4 if the Purchaser or the Company has bona fide acted in accordance with the instructions of [any one or more of the Covenantors].

5        PAYMENT DATE AND INTEREST

         5.1 Where the Covenantors are liable to make any payment under Clause 2, the due date for the making of that payment (the "Due Date") shall be the later of the date falling seven days after the Purchaser has served a notice on the Covenantors demanding that payment and;

                  5.1.1 in a case that involves an actual payment of Taxation by the Company, the date on which the Taxation in question would have had to have been paid to the relevant Taxation Authority in order to prevent a liability to interest or a fine, surcharge or penalty from arising in respect of the Liability for Taxation in question; or

                  5.1.2 in any case that involves a Liability for Taxation falling within Clause 1.4.1 the last date upon which the Taxation referred to in that clause is or would have been required to be paid by the Company to the relevant Taxation Authority; or

                  5.1.3 in any case that involves a Liability for Taxation falling within Clause 1.4.2 the date upon which the repayment was due from the relevant Taxation Authority; or

                  5.1.4 in any case that involves a Liability for Taxation falling within Clause 1.4.3 the date upon which the Taxation for which the Company becomes liable is required to be paid to the relevant Taxation Authority.

         5.2 If any sums required to be paid by the Covenantors under this Deed are not paid on the Due Date, then, except to the extent that the Covenantors' liability under Clause 2 compensates the Purchaser for the late payment by virtue of it extending to interest and penalties, such sums shall bear interest (which shall accrue from day to day after as well as before any judgement from the same) at the rate of 2 per cent per annum over the base rate from time to time of Bank of Scotland from the date following the Due Date up to and including the day of actual payment of such sums.

6        TAXATION OF PAYMENTS

         6.1 Any sum payable by the Covenantors to the Purchaser under this Deed shall be paid free and clear of any deduction or withholding whatsoever, save only as may be required by law.

         6.2 If any deduction or withholding is required by law to be made from any payment by the Covenantors under this Deed (other than a payment made pursuant to Clause 5.3) or if (ignoring any Accounts Relief or Post-Completion Relief) the Purchaser is subject to Taxation in respect of such payment the Covenantors shall (save to the extent the Purchaser is entitled to credit for such deduction or withholding) increase the amount of the payment by such additional amount as is necessary to ensure that the net amount received and retained by the Purchaser (after taking account of all deductions or withholdings or Taxation) is equal to the amount which it would have received and retained had the payment in question not been subject to any deductions or withholdings or Taxation.

         6.3 The provision of Clause 6.2 shall not require the Covenantors to make any such additional payment as is referred to therein to the extent that the payment by the Covenantors is subject to Taxation as a result of any act or omission of the Purchaser or the Company on or after Completion.

7        RECOVERY FROM OTHER PERSONS

         7.1 Where the Purchaser or the Company is or becomes entitled or becomes aware that it may be entitled to recover from some other person not being the Purchaser, the Company or any other company within the same group companies as the Purchaser or the Company any amount which is referable to a Liability for Taxation which has resulted in a liability of the Covenantors to make payment under this Deed or to make a Saving, the Purchaser shall or shall procure that the Company shall:

                  7.1.1 notify the Covenantors of its entitlement or potential entitlement; and

                  7.1.2 if required by the Covenantors and, subject to the Purchaser and the Company being indemnified by the Covenantors against any Taxation that may be suffered on receipt of that amount and secured against any costs and expenses incurred in recovering that amount, take or procure that the Company takes all reasonable steps to enforce that recovery or to make that Saving.

         7.2 If the Purchaser or the Company recovers any amount referred to in sub-clause 7.1 or obtains such a Saving the Purchaser shall account to the Covenantors for the lesser of:

                  7.2.1 any amount recovered (including any related interest or related repayment supplement) less any Taxation suffered in respect of that amount and any costs and expenses incurred in recovering that amount (save to the extent that that amount has already been made good by the Covenantors under sub-clause 7.1.2) or the amount of that Saving; and

                  7.2.2 the amount paid by or due from the Covenantors under Clause 2 in respect of the Liability for Taxation in question.

8        CORPORATION TAX RETURNS

         8.1 The Covenantors or their duly authorised agents shall (at the Company's cost and expense) prepare the corporation tax returns and computations of the Company for all accounting periods ended on or prior to the Accounts Date, to the extent that the same shall not have been prepared before Completion, and submit them to the Purchaser.

         8.2 The Purchaser shall procure that the returns and computations mentioned in sub-clause 8.1 shall be authorised, signed and submitted to HM Inspector of Taxes without amendment or only with such amendments as the Purchaser reasonably considers to be necessary so as to make them true and accurate in all respects and as to which the Covenantors shall agree (such agreement not to be unreasonably withheld or delayed) and shall give the Covenantors or their agents all such assistance as may reasonably be required (at the Company's cost and expense) to agree those returns and computations with HM Inspector of Taxes.

         8.3 The Covenantors or their duly authorised agents shall (at the Company's cost and expense) prepare all documentation and shall have conduct of all matters (including correspondence) relating to the corporation tax returns and computations of the Company for all accounting periods ended on or prior to the Accounts Date provided that the Covenantors shall not without the prior written consent of the Purchaser (not to be unreasonably withheld or delayed) transmit any substantive communication to HM Inspector of Taxes.

         8.4 The Purchaser shall procure that the Company affords such access to its books, accounts and records as is necessary and reasonable to enable the Covenantors or their duly authorised agents to prepare the corporation tax returns and computations of the Company for all accounting periods ended on or before the Accounts Date and conduct matters relating to them in accordance with this Clause 8.

         8.5 The Covenantors shall take all reasonable steps to ensure that the corporation tax returns and computations of the Company for all accounting periods ended on or before the Accounts Date are prepared and agreed with HM Inspector of Taxes as soon as reasonably practicable in accordance with this clause.

9        NON-ASSIGNABILITY

         This Agreement shall be binding on the personal representatives or successors of the Covenantors. This Agreement may be freely assigned in whole or in part by the Purchaser to any of its wholly owned subsidiaries or to any member of the group of Companies of which it forms part from time to time but not further or otherwise without the prior written consent of the Covenantors.

10       WAIVER

         No time, indulgence or action other than a specific waiver made formally in writing by the Covenantors or the Purchaser at any time of any of their respective rights or remedies hereunder shall extinguish their respective rights to enforce their respective remedies in connection with the subject matter of any such waiver.

11       NOTICES

          Any notice or other document to be given hereunder to the Covenantors or the Purchaser shall be delivered, sent by first class recorded delivery or sent via facsimile (receipt electronically confirmed) to that party with a copy to the Purchaser's or the Vendors' Solicitors respectively at the undernoted addresses. Any such notice shall be deemed to have been served if delivered at the time of delivery or if posted at the expiration of forty-eight hours after posting. The parties hereby appoint their respective Solicitors as agents for service of any proceedings which may arise from this Agreement and any notices or any such proceedings shall be addressed as follows:-

         To the Purchaser:-                   To the Covenantors:-

         For the attention of George Frier    For the attention of Andrew
         McClure Naismith                     Kay/John Toon Addleshaw Booth & Co
         292 St Vincent Street                Solicitors
         Glasgow     G2 5TQ                   Sovereign House
                                              PO Box 8
         Fax:  0141 248 3998                  Sovereign Street
                                              Leeds    LS11 1HQ
         and                                  Fax 0113 209 2060

         Attn:  Kenneth V Hallett
         Quarles & Brady LLP
         411 E. Wisconsin Avenue
         Milwaukee   WI
         USA

         Fax 001 (414) 271 3552


12       PROPER LAW

         This Agreement shall be governed by and construed in accordance with the law of Scotland which is the proper law of the Agreement and the parties hereto prorogate the jurisdiction of the Scottish Courts: IN WITNESS WHEREOF

IN WITNESS WHEREOF this Deed consisting of this and the        preceding pages
and the Schedules is executed as follows:-


SUBSCRIBED by
on the        day of
20       in the presence of:-
                                               ---------------------------------


Witness
       ----------------------------------      ---------------------------------

Full Name
         --------------------------------      ---------------------------------

Address
       ----------------------------------      ---------------------------------


----------------------------------------

SUBSCRIBED by        on or behalf of the Purchaser
by        at
on the        day of
20       in the presence of:-
                                               ---------------------------------


Witness
       ---------------------------------


Full Name
         -------------------------------

Address
       ---------------------------------


----------------------------------------

                                 SCHEDULE PART 1

                                 THE COVENANTORS

Michael Neil Jarman
Muirburn
Sharplaw Road
Jedburgh
Roxburghshire TD8 6SF


Timothy Ford
9 Eden Park
Ednam
Kelso
Roxburghshire TD5 7RG


Andrew Allan
24 Forestfield
Kelso
Roxburghshire TD5 7BX


Andrew John MacFarlane
Gatehouse Farm
Ranters Lane
Goudhurst
Cranbrook
Kent TN17 1HL

                                 SCHEDULE PART 2

                                  THE COMPANIES

NAME                                  REGISTERED NO   REGISTERED OFFICE

Keltek (Holdings) Limited             SC146948        Pinnacle Hill, Kelso,
                                                      Roxburghshire TD5 8DW

Keltek Electronics Limited            SC041957        Pinnacle Hill, Kelso,
                                                      Roxburghshire TD5 8DW
Keltek Electronics (Maldon) Limited   03053862        Quayside Park, Bates Road,
                                                      Maldon, Essex CM9 5FA